DEBTOR IN POSSESSION CREDIT AGREEMENT

                           Dated as of October 5, 1999

                                      among

                          TREESOURCE INDUSTRIES, INC.,
                                TREESOURCE, INC.,
                                BURKE LUMBER CO.,
                            CENTRAL POINT LUMBER CO.,
                           GLIDE LUMBER PRODUCTS CO.,
                           MORTON FOREST PRODUCTS CO.,
                            NORTH POWDER LUMBER CO.,
                        PACIFIC HARDWOODS-SOUTH BEND CO.,
                              SPANAWAY LUMBER CO.,
                             TRASK RIVER LUMBER CO.,
                            TUMWATER LUMBER CO., and
                               WESTERN TIMBER CO.

                    each as Debtor and Debtor in Possession,
                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Lender


                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----

1.       AMOUNT AND TERMS OF CREDIT..............................................................2
         1.1      Revolving Credit Facility......................................................2
         1.2      Letters of Credit..............................................................3
         1.3      Prepayment.....................................................................3
         1.4      Use of Proceeds................................................................4
         1.5      Interest and Applicable Margins................................................4
         1.6      Eligible Accounts..............................................................6
         1.7      Eligible Inventory.............................................................8
         1.8      Cash Management System.........................................................9
         1.9      Fees...........................................................................9
         1.10     Receipt of Payments............................................................9
         1.11     Application and Allocation of Payments........................................10
         1.12     Loan Account and Accounting...................................................10
         1.13     Indemnity.....................................................................11
         1.14     Access........................................................................12
         1.15     Taxes.........................................................................12
         1.16     Capital Adequacy; Increased Costs; Illegality.................................13
         1.17     Single Loan...................................................................13
         1.18     Priority of Obligations and Lender's Liens....................................13

2.       CONDITIONS PRECEDENT...................................................................14
         2.1      Conditions to the Initial Loans...............................................14
         2.2      Further Conditions to Each Loan...............................................15

3.       REPRESENTATIONS AND WARRANTIES.........................................................16
         3.1      Corporate Existence; Compliance with Law......................................16
         3.2      Executive Offices; Collateral Locations; FEIN.................................16
         3.3      Corporate Power, Authorization, Enforceable Obligations.......................16
         3.4      Financial Statements and Projections..........................................17
         3.5      Material Adverse Effect.......................................................17
         3.6      Ownership of Property; Liens..................................................18
         3.7      Labor Matters.................................................................18
         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.....19
         3.9      Government Regulation.........................................................19
         3.10     Margin Regulations............................................................19
         3.11     Taxes.........................................................................19
         3.12     ERISA.........................................................................20
         3.13     No Litigation.................................................................20
         3.14     Brokers.......................................................................21
         3.15     Intellectual Property.........................................................21
         3.16     Full Disclosure...............................................................21
         3.17     Environmental Matters.........................................................21
         3.18     Insurance.....................................................................22
         3.19     Deposit and Disbursement Accounts.............................................22


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

         3.20     Government Contracts..........................................................22
         3.21     Customer and Trade Relations..................................................22
         3.22     Agreements and Other Documents................................................22
         3.23     Year 2000 Representations.....................................................22

4.       FINANCIAL STATEMENTS AND INFORMATION...................................................22
         4.1      Reports and Notices...........................................................22
         4.2      Communication with Accountants................................................23

5.       AFFIRMATIVE COVENANTS..................................................................23
         5.1      Maintenance of Existence and Conduct of Business..............................23
         5.2      Payment of Obligations........................................................23
         5.3      Books and Records.............................................................24
         5.4      Insurance; Damage to or Destruction of Collateral; Condemnation...............24
         5.5      Compliance with Laws..........................................................25
         5.6      Supplemental Disclosure.......................................................25
         5.7      Intellectual Property.........................................................25
         5.8      Environmental Matters.........................................................25
         5.9      Leased Locations..............................................................26
         5.10     Further Assurances............................................................26
         5.11     Year 2000 Problems............................................................26

6.       NEGATIVE COVENANTS.....................................................................26
         6.1      Mergers, Subsidiaries, Etc....................................................26
         6.2      Investments; Loans and Advances...............................................26
         6.3      Indebtedness..................................................................27
         6.4      Employee Loans and Affiliate Transactions.....................................27
         6.5      Capital Structure and Business................................................28
         6.6      Guaranteed Indebtedness.......................................................28
         6.7      Liens.........................................................................28
         6.8      Sale of Stock and Assets......................................................28
         6.9      ERISA.........................................................................28
         6.10     Financial Covenants...........................................................29
         6.11     Hazardous Materials...........................................................29
         6.12     Sale-Leasebacks...............................................................29
         6.13     Cancellation of Indebtedness..................................................29
         6.14     Restricted Payments...........................................................29
         6.15     Change of Corporate Name or Location; Change of Fiscal Year...................29
         6.16     No Impairment of Intercompany Transfers.......................................29
         6.17     No Speculative Transactions...................................................29
         6.18     Leases........................................................................30
         6.19     Prepetition Indebtedness......................................................30
         6.20     Reclamation Claims............................................................30
         6.21     Credit Parties Other Than Borrowers...........................................30

7.       TERM...................................................................................30
         7.1      Termination...................................................................30
         7.2      Survival of Obligations Upon Termination of Financing Arrangements............30



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

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................................................31
         8.1      Events of Default.............................................................31
         8.2      Remedies......................................................................33

9.       PARTICIPATIONS.........................................................................33

10.      SUCCESSORS AND ASSIGNS.................................................................34

11.      MISCELLANEOUS..........................................................................35
         11.1     Complete Agreement; Modification of Agreement.................................35
         11.2     Amendments and Waivers........................................................35
         11.3     Fees and Expenses.............................................................35
         11.4     No Waiver.....................................................................36
         11.5     Remedies......................................................................36
         11.6     Severability..................................................................37
         11.7     Conflict of Terms.............................................................37
         11.8     Confidentiality...............................................................37
         11.9     GOVERNING LAW.................................................................37
         11.10    Notices.......................................................................38
         11.11    Section Titles................................................................38
         11.12    Counterparts..................................................................38
         11.13    WAIVER OF JURY TRIAL..........................................................38
         11.14    Press Releases................................................................38
         11.15    Parties Including Trustees; Bankruptcy Court Proceedings......................39
         11.16    Advice of Counsel.............................................................39
         11.17    No Strict Construction........................................................39
         11.18    Additional Waivers by Borrowers...............................................39
         11.19    Oregon State Laws.............................................................41
         11.20    STATUTE OF FRAUDS.............................................................42

                               INDEX OF APPENDICES

Annex A (Recitals)           -  Definitions
Annex B (Section 1.2)        -  Letters of Credit
         -----------
Annex C (Section 1.8)        -  Cash Management System
         -----------
Annex D (Section 2.1(a))     -  Schedule of Documents
         --------------
Annex E (Section 4.1(a))     -  Financial Statements and Projections - Reporting
         --------------
Annex F (Section 4.1(b))     -  Collateral Reports
         --------------
Annex G (Section 6.10)       -  Financial Covenants
         ------------
Annex H (Section 11.10)      -  Notice Addresses
         -------------

Exhibit 1.1(a)               -  Form of Notice of Revolving Credit Advance
Exhibit 1.1(b)               -  Form of Revolving Note
Exhibit 1.1(c)               -  Form of Notice of Authorized Representative
Exhibit 1.5(e)               -  Form of Notice of Conversion/Continuation
Exhibit 4.1(b)               -  Form of Borrowing Base Certificate

Schedule 1.1                 -  Lender Representative

Disclosure Schedule (3.2)    -  Executive Offices; Collateral Locations; FEIN
Disclosure Schedule (3.4(a)) -  Financial Statements
Disclosure Schedule (3.4(b)) -  Projections
Disclosure Schedule (3.8)    -  Ventures and Affiliates; Stock
Disclosure Schedule (3.11)   -  Tax Matters
Disclosure Schedule (3.12)   -  ERISA Plans
Disclosure Schedule (3.15)   -  Intellectual Property
Disclosure Schedule (3.17)   -  Hazardous Materials
Disclosure Schedule (3.18)   -  Insurance
Disclosure Schedule (3.19)   -  Deposit and Disbursement Accounts
Disclosure Schedule (3.20)   -  Government Contracts
Disclosure Schedule (3.22)   -  Material Agreements
Disclosure Schedule (5.1)    -  Trade Names
Disclosure Schedule (6.3)    -  Indebtedness
Disclosure Schedule (6.4(a)) -  Transactions with Affiliates
Disclosure Schedule (6.7)    -  Existing Liens

                  THIS DEBTOR IN POSSESSION CREDIT AGREEMENT ("Agreement") is entered into as of October 5, 1999, by and among TREESOURCE INDUSTRIES, INC, an Oregon corporation ("TreeSource"), TREESOURCE, INC., an Oregon corporation ("TI"), BURKE LUMBER CO., an Oregon corporation ("Burke"), CENTRAL POINT LUMBER CO., an Oregon corporation ("Central"), GLIDE LUMBER PRODUCTS CO., an Oregon corporation ("Glide"), MORTON FOREST PRODUCTS CO., a Washington corporation ("Morton"), NORTH POWDER LUMBER CO., an Oregon corporation ("North Powder"), PACIFIC HARDWOODS-SOUTH BEND CO., a Washington corporation ("Pacific Hard"), SPANAWAY LUMBER CO., a Washington corporation ("Spanaway"), TRASK RIVER LUMBER CO., an Oregon corporation ("Trask"), TUMWATER LUMBER CO., a Washington corporation ("Tumwater"), and WESTERN TIMBER CO., an Oregon corporation ("Western") (TreeSource, TI, Burke, Central, Glide, Morton, North Powder, Pacific Hard, Spanaway, Trask, Tumwater and Western, each as Debtor and Debtor in Possession, are collectively referred to herein as "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), as Lender.

                                    RECITALS

                  A. On September 27, 1999 (the "Petition Date"), Borrowers and the other Credit Parties commenced Chapter 11 Case Nos. 99-10932, and 99-10937 through 99-10961, respectively (each a "Chapter 11 Case and collectively, the "Chapter 11 Case"), by filing voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the Western District of Washington (the "Bankruptcy Court"). Each Borrower continues to operate its business and manage its properties as a debtor and debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

                  B. Borrowers have requested that Lender provide a senior secured superpriority revolving credit facility of up to $16,000,000 (subject to a $2,000,000 excess availability requirement) to fund their respective working capital requirements and to issue letters of credit and guarantee their respective letter of credit obligations during the pendency of the Chapter 11 Cases.

                  C. Lender is willing to make such postpetition loans and other extensions of credit to Borrowers upon the terms and conditions set forth in this Agreement.

                  D. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All exhibits, schedules, annexes and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

         1.2      Revolving Credit Facility

                  (a) Subject to the terms and conditions hereof, Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date advances (each, a "Revolving Credit Advance"). The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (i) the Revolving Loan Commitment and (ii) the Borrowing Base, in each case less the Letter of Credit Obligations (net of any cash held by Lender in the Cash Collateral Account) outstanding at such time ("Borrowing Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to the representative of Lender identified in Schedule
1.1 at the address specified therein. Any such notice must be given no later than (A) 10:30 a.m. (Los Angeles time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (B) 10:30 a.m (Los Angeles time) on the date that is three Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") shall, except as provided in Section 1.1(c), be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a), and shall include the information required in such Exhibit and such other information as may be required by Lender. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

                  (b) Borrowers shall execute and deliver to Lender a note to evidence the Revolving Loan Commitment. The note shall be dated the Closing Date and substantially in the form of Exhibit 1.1(b) (the "Revolving Note"). The Revolving Note shall represent the joint and several obligation of Borrowers to pay the amount of the Revolving Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (c) Reliance on Notices; Appointment of Borrower Representative. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation, Notice of Authorized Representative or similar notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering any such notice was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary. Each Borrower hereby appoints TreeSource as its representative and agent on its behalf (in such capacity, "Borrower Representative") for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Revolving Loan, selecting interest rate options, requesting the incurrence of Letter of Credit Obligations, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Lender shall be entitled to rely exclusively on the authority of each Person designated in the most current Notice of Authorized Representative received by Lender, and Lender shall have not duty or obligation to verify the authenticity of any Person purporting to be an Authorized Representative giving any telephonic notice permitted below. Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. In addition, as an accommodation to Borrowers, Lender may permit telephonic requests setting forth the information in a Notice of Revolving Credit Advance or Notice of Conversion/Continuation (in each case immediately confirmed in writing) from Borrower Representative. Unless Borrower Representative specifically directs Lender in writing not to accept or act upon telephonic communications, Lender shall have no liability to Borrowers for any loss or damage suffered by any Borrower as a result of Lender's honoring of any requests communicated to it telephonically and purporting to have been sent to Lender by Borrower Representative, and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

         1.3 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Lender agrees to incur, Letter of Credit Obligations in respect of each Borrower.

         1.4      Prepayment.

                  (a) Voluntary Prepayment. Borrowers may at any time on at least five days' prior written notice by Borrower Representative to Lender, voluntarily prepay all of the Revolving Loan and terminate the Revolving Loan Commitment; provided, that upon such termination, the Revolving Loan and all other Obligations shall be immediately due and payable in full and Borrowers shall make arrangements, in accordance with the terms and conditions of Annex B, for the satisfaction of any outstanding Letter of Credit Obligations. Any such voluntary prepayment and termination of the Revolving Loan Commitment must be accompanied by payment of Lender's out-of-pocket expenses and any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be terminated.

                  (b) Mandatory Prepayments.

                           (i) If at any time the outstanding balance of the
Revolving Loan (net of any cash held by Lender in the Cash Collateral Account at such time) exceeds the lesser of (A) the Revolving Loan Commitment and (B) the Borrowing Base, then Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit

Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

                           (ii) Immediately upon receipt by any Borrower of
proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8(a)) or any sale of Stock of any Subsidiary of any Borrower (in each case excluding proceeds from the Mill Sales), Borrowers shall prepay the Revolving Loan in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes,
(C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                  (c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to Section 1.3(b)(ii) or from insurance or condemnation proceeds in accordance with Sections 5.4(c) or 5.4(d) shall be applied as follows: first, to Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on Revolving Credit Advances; third, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; and last, if an Event of Default has occurred and is continuing at the time of such prepayment, to any Letter of Credit Obligations incurred on behalf of Borrowers to provide cash collateral therefor in the manner set forth in Annex B until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

                  (d) No Consent to Prohibited Transactions. Nothing in this
Section 1.3 shall be construed to constitute Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.5 Use of Proceeds. Borrowers shall utilize the proceeds of the Revolving Loan solely for the payment of the costs and expenses of the transactions contemplated by this Agreement and for the financing of Borrowers' ordinary working capital and other corporate purposes permitted by the terms of this Agreement, the other Loan Documents, the Bankruptcy Code and the Bankruptcy Court; provided, that no portion of the Revolving Loan shall be used, directly or indirectly: (a) to finance or make any Restricted Payment, (b) to pay any fees or similar amounts payable to any Person who has proposed or may propose to purchase interests in any Borrower (including so-called "topping fees," "exit fees," and similar amounts), or (c) to make any distribution under a plan of reorganization in any Chapter 11 Case.

         1.6  Interest and Applicable Margins.

                  (a) Borrowers shall pay interest to Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Revolver Index Margin or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin, based on the aggregate Revolving Credit Advances outstanding from time to time.

                  (b) If any payment of any of the Obligations becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees or interest are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Lender of an interest rate hereunder shall be final, binding and conclusive on Borrowers (absent manifest error).

                  (d) So long as an Event of Default shall have occurred and be continuing under Sections 8.1(a), or so long as any other Event of Default shall have occurred and be continuing, and at the election of Lender confirmed by written notice from Lender to Borrower Representative, the interest rates applicable to the Revolving Loan and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

                  (e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Loan from Index Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Revolving Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Revolving Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $2,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 10:30 a.m (Los Angeles time) on the third Business Day prior to (A) the date of any proposed Revolving Credit Advance that is to bear interest at the LIBOR Rate,
(B) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (C) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 10:30 a.m. (Los Angeles time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Lender in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e).

                  (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section
1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         1.7 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Lender and on any other information available to Lender, Lender shall in its reasonable credit judgment determine which Accounts of Borrowers shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account of any Borrower constitutes an Eligible Account, Lender shall not include any such Account to which any of the exclusionary criteria set forth below applies. Lender reserves the right, at any time and from time to time after the Closing Date in its reasonable credit judgment, to adjust any such criteria, to establish new criteria, to adjust advance rates, to establish Reserves, and to modify Reserves with respect to Eligible Accounts. Eligible Accounts shall not include any Account of Burke, and shall not include any Account of any other Borrower:

                  (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

                  (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent to the applicable Account Debtor;

                  (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Lender and Prepetition Lenders;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Lender, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940 or any applicable state statute or municipal ordinance of similar purpose and effect with respect to such obligation;

                  (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island and the Northwest Territories) unless payment thereof is assured by a letter of credit, assigned and delivered to Lender and satisfactory to Lender as to form, amount and issuer;

                  (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods that are delivered on a bill-and-hold or cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, that without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i) such Account is not paid within the earlier of 50 days following its due date or 60 days following its original invoice date;

                           (ii) if the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is an obligation of an Account Debtor with respect to which fifty percent (50%) or more of the Dollar amount of all Accounts owing by such Account Debtor are ineligible under the other criteria set forth in this
Section 1.6;

                  (n) as to which Lender's Lien thereon is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties pertaining to Accounts in the Loan Documents is untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Lender, in its reasonable credit judgment, following prior notice of such limit by Lender to Borrower Representative;

                  (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceeds 15% of all Eligible Accounts;

                  (s) that is payable in any currency other than Dollars; or

                  (t) that is otherwise unacceptable to Lender in its reasonable credit judgment.

         1.8 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Lender and on any other information available to Lender, Lender shall in its reasonable credit judgment determine which Inventory of Borrowers shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, Lender shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Lender reserves the right, at any time and from time to time after the Closing Date in its reasonable credit judgment, to adjust any such criteria, to establish new criteria, to adjust advance rates, to establish Reserves, and to modify Reserves (including the Lumberman's Lien Reserve) with respect to Eligible Inventory. Eligible Inventory shall not include any Inventory of Burke, and shall not include any Inventory of any other Borrower that:

                  (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to such Inventory), except (i) the Liens in favor of Lender and Prepetition Lenders, (ii) statutory Liens in favor of landlords (subject to Reserves established by Lender with respect to such Liens), and (iii) Lumberman's Liens (subject to Reserves established by Lender with respect to such Liens);

                  (b) (i) is not located on premises owned or leased by such Borrower and referenced in Disclosure Schedule (3.2), (ii) is located at a public warehouse, unless (A) the warehouseman has executed a bailee letter in form and substance acceptable to Lender and (B) Lender has determined the amount of, and is maintaining, a Reserve against the Borrowing Base with respect to the Inventory located at such public warehouse, (iii) is located at one of such Borrower's owned or leased locations, unless either (A) the mortgagee or landlord, as applicable, has executed a mortgagee's waiver or a landlord's waiver, as the case may be, in form and substance acceptable to Lender or (B) Lender has determined the amount of, and is maintaining, a Reserve against the Borrowing Base with respect to the Inventory located at such owned or leased location, or (iv) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

                  (c) is placed on consignment or is in transit;

                  (d) is covered by a negotiable document of title, unless such document has been delivered to Lender with all necessary endorsements, free and clear of all Liens except those in favor of Lender;

                  (e) in Lender's reasonable determination is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                  (f) consists of display items or packing or shipping materials, manufacturing supplies, replacement parts or, unless otherwise agreed to by Lender, work-in-process Inventory;

                  (g) consists of goods that have been returned by the buyer;

                  (h) is not of a type held for sale in the ordinary course of such Borrower's business;

                  (i) is not subject to a first priority perfected Lien in favor of Lender, except for Inventory subject to Lumberman's Liens;

                  (j) does not comply with any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

                  (k) consists of any costs associated with "freight-in" charges;

                  (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (m) is not covered by casualty insurance acceptable to Lender; or

                  (n) is otherwise unacceptable to Lender in its reasonable credit judgment.

         1.9 Cash Management System. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management system described in Annex C (the "Cash Management System").

         1.10     Fees

                  (a) Borrowers shall pay to Lender on the Closing Date, a Closing Fee in the amount of $110,000, against which shall be credited the prior payment by TreeSource of the $55,000 commitment fee for the Revolving Credit Commitment.

                  (b) As additional compensation for Lender's Revolving Loan Commitment, Borrowers shall pay to Lender, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to (i) one-fifth of one percent (0.20%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by (ii) (A) the Revolving Loan Commitment minus (B) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which such Fee is due.

                  (c) Borrowers shall pay to Lender the Letter of Credit Fee as provided in Annex B.

         1.11 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 11:00 a.m. (Los Angeles time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the Business Day of receipt of immediately available funds therefor in the Collection Account prior to 11:00 a.m. (Los Angeles time). Payments received after 11:00 a.m. (Los Angeles time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

         1.12     Application and Allocation of Payments.

                  (a) So long as no Event of Default shall have occurred and be continuing: (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; and (iii) mandatory prepayments shall be applied as set forth in Section 1.3(c). As to each other payment, and as to all payments made when an Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower and agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Lender may deem advisable notwithstanding that any previous entry by Lender in the Loan Account or any other books and records of a similar item was entered in a manner inconsistent with the application Lender elects during such continuation of an Event of Default. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (A) to Fees and Lender's expenses reimbursable hereunder; (B) to interest on the Revolving Loan; (C) to principal payments on the Revolving Loan and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B; and (D) to all other Obligations to the extent reimbursable under Section 11.3.

                  (b) Lender is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrowers and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if such charges would cause the Revolving Loan after giving effect to such charges to exceed Borrowing Availability. At Lender's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.13 Loan Account and Accounting. Lender shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit Advances;
(b) all payments made by Borrowers; and (c) all other debits and credits as provided in this Agreement with respect to the Revolving Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Lender by Borrowers; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's joint and several obligation to pay the Obligations. Lender shall render to Borrower Representative a monthly accounting of transactions with respect to the Revolving Loan setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within 60 days after the date thereof, each and every such accounting shall be deemed final, binding and conclusive on Borrowers (absent manifest error) in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

         1.14     Indemnity.

                  (a) Each Credit Party shall jointly and severally indemnify and hold harmless each of Lender and its Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  (b) To induce Lender to provide the LIBOR Rate option on the terms provided herein, if: (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether such repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or
(iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to Lender under this subsection, Lender shall be deemed to have actually funded the relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant
LIBOR Period; provided, that Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within 30 days of receipt thereof, specifying the basis for such objection in detail.

         1.15     Access.

                  (a) Each Credit Party shall, during normal business hours, from time to time upon one Business Day's prior notice as frequently as Lender determines to be appropriate: (i) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from such Borrower's books and records; and (iii) permit Lender and its officers, employees and agents to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Borrower. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Lender in its reasonable credit judgment, each such Credit Party shall provide such access at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall cooperate with Lender to provide access to Borrowers' suppliers and customers. Each Borrower shall make available to Lender and its counsel, as quickly as is reasonably possible under the circumstances, originals or copies of all books and records that Lender may reasonably request. Each Borrower shall deliver any document or instrument necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Borrower.

                  (b) Borrowers shall pay Lender a Fee of $575 per day per individual (plus all reasonable out-of-pocket costs and expenses) in connection with Lender's field examinations permitted under Section 1.14(a). Such Fees and expenses shall be charged against the Revolving Loan in connection with each field audit conducted after the Closing Date; provided, that so long as no Event of Default shall have occurred and be continuing, Lender shall not be entitled to be reimbursed for more than four field examinations in any calendar year.

         1.16     Taxes.

                  (a) Any and all payments by each Borrower hereunder or under the Revolving Note shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower Representative shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Borrower shall jointly and severally indemnify and, within 30 days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) and any liability (including penalties, interest and expenses) paid by Lender in its reasonable credit judgment and arising in connection with the Revolving Loan.

         1.17     Capital Adequacy; Increased Costs; Illegality.

                  (a) If Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower Representative shall be final, binding and conclusive on Borrowers (absent manifest error) for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case, adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining the Revolving Loan, then Borrowers shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative by Lender, shall be final, binding and conclusive on Borrowers (absent manifest error) for all purposes. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above that would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of Lender without, in Lender's opinion, adversely affecting it or its LIBOR Loans or the income obtained therefrom, on notice thereof and demand therefor by Lender to Borrower Representative, (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate, and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR

Loans owing by such Borrower to Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five Business Days after the delivery of such notice and demand, converts all such LIBOR Loans into Index Rate Loans.

         1.18 Single Loan. The Revolving Loan and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of such Borrower secured, until the Termination Date, by all of the Collateral.

         1.19     Priority of Obligations and Lender's Liens .

                  (a) The priority of Lender's Liens on the Collateral shall be set forth in the Interim Order and the Final Order.

                  (b) Subject to the Carve-Out, the Obligations shall have the highest administrative priority under Section 364(c) of the Bankruptcy Code over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 726 or any other provision of the Bankruptcy Code and shall at all times be senior to the rights of each Borrower, each Borrower's estate, and any successor trustee or estate representative in any Chapter 11 Case or any subsequent proceeding or case under the Bankruptcy Code.

                  (c) Lender's Liens on the Collateral and the administrative priority under Section 364(c) of the Bankruptcy Code afforded the Obligations shall, following the occurrence and during the continuation of an Event of Default, be subject to (i) the unpaid professional fees and expenses incurred in the Chapter 11 Cases by Borrowers and the members of any statutory committee appointed pursuant to Section 1102 of the Bankruptcy Code, in each case as and when allowed on a final basis pursuant to Section 330 of the Bankruptcy Code,
(ii) fees payable to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6), and (iii) fees and expenses of a subsequent Chapter 7 trustee, in an aggregate amount with respect to the preceding clauses (i)-(iii) of no more than $1,000,000 (the "Carve-Out"); provided, that the Carve-Out shall (A) only be applicable in the event, and to the extent, that there are no unencumbered assets of Debtor's estate that may be used to satisfy such fees and expenses, and (B) shall not be paid from amounts on deposit in the Cash Collateral Account.


                  (d) Subject to clause (iii) of Section 8.2(b), Lender consents to each Borrower's use of the Cash Collateral of Lender pursuant to this Agreement and the other Loan Documents.

2.       CONDITIONS PRECEDENT

         2.1 Conditions to the Initial Loans . Lender shall not be obligated to make any Revolving Credit Advance or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

                  (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by and delivered to Borrowers, each other Credit Party and Lender, and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Schedule of Documents, each in form and substance satisfactory to Lender.

                  (b) Subordination of Prepetition Lender Obligations. Lender shall have received a fully executed original of a subordination agreement satisfactory to Lender confirming that all of the Prepetition Lender Obligations and all Liens securing such obligations, including replacement Liens (other than such Liens on Collateral subject to the Mill Sales) will be subordinated in a manner acceptable to Lender in its sole discretion.

                  (c) Approvals. Lender shall have received (i) satisfactory evidence that the Borrowers have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

                  (d) Opening Availability. The Eligible Accounts and Eligible Inventory of Borrowers supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Lender, to provide Borrowers, collectively, with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance and the incurrence of any initial Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $4,000,000.

                  (e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
Section 1.9 and shall have reimbursed Lender for all fees, costs and expenses of closing presented as of the Closing Date.

                  (f) Indebtedness. The terms and conditions of all Indebtedness of each Borrower shall be acceptable to Lender in its sole discretion.

                  (g) Due Diligence. Lender shall have completed its business and legal due diligence, including with respect to each Borrower's insurance policies, with results satisfactory to Lender.

         2.2 Further Conditions to Each Loan . Lender shall not be obligated to fund any Revolving Credit Advance, convert or continue any portion of the Revolving Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) any representation or warranty by any Borrower contained herein or in any other Loan Document shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;

                  (b) (i) the Bankruptcy Court shall not have entered the Interim Order following the expiration of the notice period required under Bankruptcy Rule 4001, (ii) the Bankruptcy Court shall not have entered the Final Order following the later of (A) the expiration of the notice period required under Bankruptcy Rule 4001 and (B) the expiration of the Interim Order, or (iii) the Interim Order or the Final Order, as the case may be, shall have been vacated, reversed, modified or amended without Lender's consent, or an appeal of any such order shall have been timely filed and a stay of such order pending appeal shall not be presently effective;

                  (c) except as occasioned by the commencement of the Chapter 11 Cases and the actions, proceedings, and investigations related thereto, any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof;

                  (d) any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligation); provided, that Borrowers may request that any portion of the Revolving Loan be converted or continued as a LIBOR Loan on any date that any Default (but not Event of Default) has occurred and is continuing;

                  (e) after giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligation), the outstanding principal amount of the aggregate Revolving Loan would exceed (i) the lesser of the Borrowing Base and the Revolving Loan Commitment, or (ii) the amount then authorized by the Interim Order or the Final Order, as applicable; or

                  (f) the Cash Use Order shall have been terminated for any reason.

The request and acceptance by any Borrower of the proceeds of any Revolving Credit Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any portion of the Revolving Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request, acceptance or incurrence, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

         To induce Lender to make Revolving Credit Advances and to incur Letter of Credit Obligations, Borrowers jointly and severally, make the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Agreement.

         3.1 Corporate Existence; Compliance with Law. Each Borrower: (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (c) subject to compliance with any applicable provisions of the Bankruptcy Code, has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2 Executive Offices; Collateral Locations; FEIN . As of the Closing Date, the current location of each Borrower's chief executive office and the warehouses and premises within which any Collateral is stored or located are set forth in Disclosure Schedule (3.2) and none of such locations has changed within the 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Borrower.

         3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Borrower's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) have been, or by the Closing Date will be, duly authorized by the Bankruptcy Court; (d) do not contravene any provision of such Borrower's charter or bylaws; (e) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (f) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower is a party or by which such Borrower or any of its property is bound; (g) do not result in the creation or imposition of any Lien upon any of the property of such Borrower other than those in favor of Lender pursuant to the Loan Documents; and (h) do not require the consent or approval of any Governmental Authority or any other Person, except for the Bankruptcy Court and those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Borrower that is a party thereto and, subject to the entry of the Interim Order and the Final Order, as applicable, each such Loan Document shall then constitute a legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms.

         3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning TreeSource and its Subsidiaries that are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the Closing Date:

                           (i) The audited consolidated balance sheets at April 30, 1999, and the related statements of income and cash flows of TreeSource and its Subsidiaries for the Fiscal Years then ended, certified by Moss Adams LLP.

                           (ii) The unaudited balance sheet(s) at July 31, 1999, and the related statement(s) of income and cash flows of TreeSource and its Subsidiaries for the first Fiscal Quarter then ended.

                  (b) Projections. The Projections delivered on the Closing Date and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by Borrowers in light of the past operations of their businesses and reflect projections for the five year period beginning on April 30, 1999, on a month-by-month basis for the first 2 year period and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

         3.5 Material Adverse Effect. Between April 30, 1999, and the Closing
Date: (a) no Borrower has incurred any obligations, contingent or non contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Financial Statements and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no contract, lease or other agreement or instrument has been entered into by any Borrower or has become binding upon any Borrower's assets and no law or regulation applicable to any Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; and (c) except for defaults occasioned by the commencement of the Chapter 11 Cases or occurring prior to the Petition Date, no Borrower is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument to which such Borrower is party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between April 30, 1999, and the Closing Date, except as occasioned by the commencement of the Chapter 11 Cases and the actions, proceedings, and investigations related thereto, no event has occurred that, alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Schedule A to each Borrower's Voluntary Petition filed in its Chapter 11 Case constitutes all of the real property owned, leased, subleased, or used by such Borrower. Each Borrower owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, and copies of all such leases or a summary of terms thereof satisfactory to Lender have been made available to Lender. Each Borrower also has good title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Borrower are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Borrower has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Schedule G to each Borrower's Voluntary Petition filed in its Chapter 11 Case also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate of such Borrower. As of the Closing Date, no portion of any Borrower's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

         3.7 Labor Matters. As of the Closing Date: (a) no strikes or other material labor disputes against any Borrower are pending or, to any Borrower's knowledge, threatened; (b) hours worked by and payment made to employees of each Borrower comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of such Borrower; (d) except as set forth in Schedule G to each Borrower's Voluntary Petition filed in its Chapter 11 Case, such Borrower is not a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus plan or agreement or stock option, restricted stock, stock appreciation right or any similar plan, agreement or arrangement (and true and complete copies of any agreements described in such Schedule have been made available to Lender); (e) there is no organizing activity involving any Borrower pending or, to any Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower has made a pending demand for recognition; and (g) except as set forth in the Statement of Financial Affairs attached to each Borrower's Voluntary Petition filed in its Chapter 11 Case, there are no complaints or charges against such Borrower pending or, to the knowledge of any Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by such Borrower of any individual.

         3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Borrower is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Borrower as of the Closing Date is described in the Schedules to such Borrower's Voluntary Petition filed in its Chapter 11 Case. None of the Credit Parties other than Borrowers, Midway, Pacific Soft, Philomath and Sedro has any assets (except stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations and the Prepetition Lender Obligations).

         3.9 Government Regulation. No Borrower is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Revolving Loan by Lender to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10 Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Borrower owns any Margin Stock, and none of the proceeds of the Revolving Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any

Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of the Revolving Loan or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Borrower will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Borrower have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. No Borrower or its predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Borrower's knowledge, as a transferee. As of the Closing Date, no Borrower has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

         3.12     ERISA.

                  (a) Disclosure Schedule (3.12) lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Lender. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA. Neither any Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Borrower nor any ERISA Affiliate has engaged in a "prohibited transaction," as defined in
Section 4975 of the IRC, in connection with any Plan, that would subject any Borrower to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

                  (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Borrower or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Borrower or any ERISA Affiliate (determined at any time within the last five years) has been terminated, whether or not in a "standard termination" as that term is used in
Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Borrower or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Borrower or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Borrowers and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the latest valuation date of any Plan; and
(vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

         3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Borrower, threatened against any Borrower before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation") that (a) challenges any Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) except for "Allen et al. v. TreeSource Industries, Inc. and Trask River Lumber Co.," Case No. CV 99-249-RE, has a reasonable risk of being determined adversely to any Borrower and that, if so determined, could have a Material Adverse Effect. Except as set forth in the Statement of Financial Affairs attached to each Borrower's Voluntary Petition filed in its Chapter 11 Case, as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $100,000 or injunctive relief against, or alleges criminal misconduct by, any Borrower.

         3.14 Brokers. No broker or finder acting on behalf of any Person brought about the obtaining, making or closing of the Revolving Loan and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15 Intellectual Property. As of the Closing Date, each Borrower owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Borrower conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person. No Borrower is aware of any infringement or claim of infringement by others of any Intellectual Property Collateral.

         3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Borrower to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts (which Accounts will be subject only to the Liens of the Prepetition Lenders).

         3.17     Environmental Matters.

                  (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to result in a Material Adverse Effect; (ii) Borrowers are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities that could reasonably be expected to result in a Material Adverse Effect; (iii) no Borrower is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Borrower that could reasonably be expected to result in a Material Adverse Effect; (iv) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that could reasonably be expected to result in a Material Adverse Effect; (v) no notice has been received by any Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrowers, there are no facts, circumstances or conditions that may result in any Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (vi) Borrowers have provided Lender with access to all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Borrower.


                  (b) Each Borrower hereby acknowledges and agrees that Lender
(i) is not now, and has not ever been, in control of any of the Real Estate or any Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Borrower.

         3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Borrower maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Borrower is a party to any contract or agreement with any Governmental Authority and no Borrower's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

         3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Borrower, threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of any Borrower with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Borrower; or (b) the business relationship of any Borrower with any supplier material to its operations.

         3.22 Agreements and Other Documents. As of the Closing Date, each Borrower has provided to Lender or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which any of them are subject, each of which is listed in Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Borrower within 60 days following written notice issued by such Borrower and involving transactions in excess of $1,000,000 per annum; (b) leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and permits held by Borrowers, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments or documents evidencing Indebtedness of such Borrower and any Lien granted by such Borrower with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Borrower.

         3.23 Year 2000 Representations. Each Borrower has completed a Year 2000 Assessment and a Year 2000 Corrective Plan, and each Borrower has completed all Year 2000 Corrective Actions, except where the failure to so complete could not reasonably be expected to result in a Material Adverse Effect.




4.       FINANCIAL STATEMENTS AND INFORMATION


         4.1      Reports and Notices.

                  (a) Each Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

         4.2 Communication with Accountants. Each Borrower authorizes Lender to communicate directly with its independent certified public accountants, including Moss Adams LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Borrower.

5.       AFFIRMATIVE COVENANTS

         Each Borrower jointly and severally agrees that from and after the date hereof and until the Termination Date:

         5.1 Maintenance of Existence and Conduct of Business. Each Borrower shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, except where the failure to do so results solely from the filing of the Chapter 11 Cases; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; (d) make all payments and perform all other obligations to be made and performed on its part under the terms of all agreements, contracts or other arrangements for the cutting, harvesting or purchase of Forest Products; and (e) transact business only under its corporate name or under any trade name set forth in Disclosure Schedule (5.1).

         5.2      Payment of Obligations.

                  (a) Except as nonpayment is permitted or payment is prohibited by the Bankruptcy Code or the Bankruptcy Court, and subject to Sections 5.2(b) and 6.19, each Borrower shall pay and discharge or cause to be paid and discharged promptly (i) all Charges payable by it, including Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, in each case before any thereof shall become past due.

                  (b) Each Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that: (i) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP;
(ii) no Lien shall be imposed to secure payment of such Charges, Taxes or claims that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges or claims; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest;
(iv) such Borrower shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Lender has not advised Borrowers in writing that Lender believes in its reasonable credit judgment that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

         5.3 Books and Records. Each Borrower shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

         5.4  Insurance; Damage to or Destruction of Collateral; Condemnation .
                  (a) Borrowers shall, at their sole cost and expense, maintain the policies of insurance described in Disclosure Schedule (3.18) as in effect on the Closing Date or otherwise in form and amounts and with insurers acceptable to Lender. If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable. Lender shall have no obligation to obtain insurance for any Borrower or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Borrower's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Lender reserves the right at any time upon any change in any Borrower's risk profile (including any change in the product mix maintained by any Borrower or any laws affecting the potential liability of such Borrower) to require additional forms and limits of insurance to, in Lender's opinion, adequately protect Lender's interests in all or any portion of the Collateral and to ensure that each Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Lender, each Borrower shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies.

                  (c) Each Borrower shall deliver to Lender, in form and substance satisfactory to Lender, endorsements to (i) all "All Risk" and business interruption insurance naming Lender as loss payee, and (ii) all general liability and other liability policies naming Lender as additional insured. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided, that Lender shall only be entitled to exercise such rights or powers (A) at any time that an Event of Default has occurred and is continuing, or (B) when anticipated insurance proceeds with respect to any loss exceed $5,000,000, or (C) to the extent any loss involves Inventory; and further provided, that Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, such proceeds will be applied against the Obligations in accordance with Section 1.3(c).

                  (d) Each Borrower agrees that Lender may participate in the institution of any proceeding for the condemnation or other taking of any of such Borrower's property, and Borrower from time to time will deliver to Lender all instruments reasonably requested by Lender to permit such participation. Lender is authorized to collect the proceeds of any condemnation claim or award and apply them to the reduction of the Obligations. If the condemned property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such condemnation or taking.

         5.5 Compliance with Laws. Except as noncompliance is permitted or compliance is prohibited by the Bankruptcy Code or the Bankruptcy Court, each Borrower shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to the Endangered Species Act of 1973, as amended, 16 U.S.C. Sections 1531-1536, 1538-1540, the Forest Resources Conservation and Shortage Relief Act of 1990, 16 U.S.C. Sections 620 et seq., federal laws with respect to sale area betterment (16 U.S.C. Section 576b), slash disposal (16 U.S.C. Section 490), and road maintenance (16 U.S.C. Section 537), laws and regulations promulgated by the Washington State Department of Ecology, all timber harvest plans required by applicable Governmental Authorities, all requirements applicable to it relating to the ownership of standing timber and the harvesting, cutting and removal of such timber, licensing, ERISA and labor matters and Environmental Laws and Environmental Permits except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.6 Supplemental Disclosure . From time to time as may be requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), Borrowers shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation that has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided, that: (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

         5.7 Intellectual Property. Each Borrower shall conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

         5.8 Environmental Matters. Each Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) notify Lender promptly after such Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Borrower in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

         5.9 Leased Locations . Each Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral having an aggregate book value in excess of $100,000 is or may be located.

         5.10 Further Assurances . Each Borrower agrees that it shall and shall cause each other Borrower to, at such Borrower's expense and upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

         5.11 Year 2000 Problems . On or before October 31, 1999, each Borrower shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.



6.       NEGATIVE COVENANTS6.       NEGATIVE COVENANTS

         Each Borrower jointly and severally agrees that, without the prior written consent of Lender, from and after the date hereof until the Termination
Date:

         6.1 Mergers, Subsidiaries, Etc . No Borrower shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person, other than mergers, consolidations or acquisitions among Borrowers.

         6.2 Investments; Loans and Advances . Except as otherwise expressly permitted by this Section 6, no Borrower shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that, so long as Borrowers comply with Section 345 of the Bankruptcy Code: (a) each Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by all Borrowers does not exceed $250,000; (b) each Borrower may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) each Borrower may maintain cash in its deposit accounts to the extent permitted in Annex C, (d) each Borrower may make deposits in the ordinary course of business in favor of its suppliers; and (e) so long as no Default or Event of Default shall have occurred and be continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments up to $10,000,000 in the aggregate, subject to Control Letters in favor of Lender or otherwise subject to a perfected security interest in favor of Lender, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A

Rated Bank"), and (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks.

         6.3      Indebtedness .

                  (a) No Borrower shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) to the extent not prohibited by the Bankruptcy Code: (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (k) of the definition of Permitted Encumbrances, (ii) the Revolving Loan and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Borrower or Lender, as determined by Lender, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Sections 6.4 and 6.17, and (vi) the Prepetition Lender Obligations.

                  (b) No Borrower shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than: (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) other Indebtedness (other than the Prepetition Lender Obligations) not in excess of $250,000; (iv) payments to Prepetition Lender Obligations (A) from the proceeds of the Mill Sales and (B) in accordance with the terms of the Cash Use Order to the extent permitted by clause (iv) of Section 6.19; and (v) other payments permitted under Section 6.19.

         6.4      Employee Loans and Affiliate Transactions
                  (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party, and to the extent not prohibited by the Bankruptcy Code. In addition, if any such transaction or series of related transactions involves payments in excess of $200,000 in the aggregate (other than transactions between Borrowers involving the purchase and sale of Inventory and the reconciliation of their cash management system, in each case in the ordinary course), the terms of these transactions must be disclosed in advance to Lender. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)). Any provision in Section 6.3 or this 6.4 to the contrary, Borrowers are permitted to transfer assets or liabilities amounts between and among themselves to the extent reflected in their books and records.

                  (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except to the extent not prohibited by the Bankruptcy Code, loans to their respective employees on an arm's length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding.

         6.5 Capital Structure and Business . No Borrower shall: (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Revolving Loan or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, or (c) amend its charter or bylaws in a manner that would adversely affect Lender or such Borrower's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

         6.6 Guaranteed Indebtedness . No Borrower shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Borrower, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Borrower if the primary obligation is expressly permitted by this Agreement.

         6.7 Liens . No Borrower shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for Liens in existence on the date hereof and summarized in Disclosure Schedule (6.7) and other Permitted Encumbrances. In addition, no Borrower shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses that prohibit Liens upon the assets that are subject thereto.

         6.8 Sale of Stock and Assets . No Borrower shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than, to the extent not prohibited by the Bankruptcy Code: (a) the sale of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition by a Borrower of Equipment, Fixtures or Real Estate that is obsolete or no longer used or useful in such Borrower's business and having a value not exceeding $250,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year; (c) other Equipment and Fixtures having a value not exceeding $100,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year, and (d) the Mill Sales. With respect to any disposition of assets or other properties permitted pursuant to clauses (b), (c) and (d) above, Lender agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Borrower to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

         6.9 ERISA . No Borrower shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         6.10 Financial Covenants . Borrowers shall not breach or fail to comply with any of the financial covenants set forth in Annex G (the "Financial Covenants").

         6.11 Hazardous Materials . No Borrower shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would

(a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         6.12 Sale-Leasebacks . No Borrower shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13 Cancellation of Indebtedness . No Borrower shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

         6.14 Restricted Payments . Except as otherwise permitted in Section 6.4 or by the terms of the Cash Use Order, no Credit Party shall make any Restricted Payment.

         6.15 Change of Corporate Name or Location; Change of Fiscal Year . No Borrower shall (a) change its corporate name or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case without at least 30 days' prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States of America. Without limiting the generality of the foregoing, no Borrower shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken. No Borrower shall change its Fiscal Year.

         6.16 No Impairment of Intercompany Transfers . No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

         6.17 No Speculative Transactions . No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

         6.18 Leases . No Credit Party shall enter into any operating lease for Equipment or Real Estate if the aggregate of all such operating lease payments payable in any year for all Credit Parties on a consolidated basis would exceed $250,000.

         6.19 Prepetition Indebtedness . No Borrower shall consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Interim Order or the Final Order or the Prepetition Indebtedness. Except for (i) claims of employees for unpaid wages, bonuses, accrued vacation and sick leave time, business expenses and contributions to employee benefit plans for the period immediately preceding the Petition Date, in each case to the extent permitted to be paid by order of the Bankruptcy Court, (ii) cure payments made in accordance with Section 365(b)(1)(A) of the Bankruptcy Code, (iii) utility deposits made in accordance with Section 366 of the Bankruptcy Code, (iv) so long as no Default or Event of Default has occurred and is continuing, payments to Prepetition Lenders in accordance with the Cash Use Order, and (v) payments to certain suppliers in accordance with the Lumberman's Order, no Borrower shall make any payment in respect of, or repurchase, redeem, retire or defease any, Prepetition Indebtedness.

         6.20 Reclamation Claims . Unless ordered by the Bankruptcy Code, no Borrower shall enter into any agreement to return any of its Inventory to any of its creditors for application against any Prepetition Indebtedness under Section 546(g) of the Bankruptcy Code or allow any creditor to take any setoff against any of its Prepetition Indebtedness based upon any such return pursuant to
Section 553(b)(1) of the Bankruptcy Code or otherwise.

         6.21 Credit Parties Other Than Borrowers . None of the Credit Parties other than Borrowers shall engage in any trade or business or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations), and none of the Credit Parties other than Borrowers, Midway, Pacific Soft, Philomath and Sedro own any assets (other than Stock of their Subsidiaries).

7.       TERM

         7.1 Termination . The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Revolving Loan and all other Obligations shall be automatically due and payable in full on such date.

         7.2 Survival of Obligations Upon Termination of Financing Arrangements . Except as otherwise expressly provided in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Lender relating to any unpaid portion of the Revolving Loan or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES
         8.1 Events of Default . Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application to the Bankruptcy Court, the occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Any Borrower (i) shall fail to make any payment of principal of, or interest on, or Fees owing in respect of, the Revolving Loan or any of the other Obligations when due and payable, or (ii) shall fail to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within ten days following Lender's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

                  (c) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three days or more.

                  (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 20 days or more.

                  (e) Except for defaults occasioned by the filing of the Chapter 11 Cases and defaults resulting from obligations with respect to which the Bankruptcy Code prohibits any Borrower from complying or permits any Borrower not to comply, a default or breach shall occur under any other agreement, document or instrument to which any Borrower is a party that is not cured within any applicable grace period therefor, and such default or breach
(i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Borrower in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any information contained in any Borrowing Base Certificate (excluding immaterial clerical errors) shall be untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Lender by any Borrower is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Borrower with a fair market value of $100,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Borrower and such condition continues for 30 days or more.

                  (h) Any Credit Party shall bring a motion in any Chapter 11
Case: to obtain working capital financing from any Person other than Lender under Section 364(c) or (d) of the Bankruptcy Code; to obtain financing from any Person other than Lender under Section 364(c) of the Bankruptcy Code (other than with respect to a financing used, in whole or in part, to repay in full the Obligations); to grant any Lien other than Permitted Encumbrances upon or affecting any Collateral; to use Cash Collateral of Lender under Section 363(c) of the Bankruptcy Code without Lender's prior written consent; to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code; or to authorize any other action or actions adverse to Lender, or their rights and remedies hereunder or their interests in the

Collateral, that would, individually or in the aggregate, have a Material Adverse Effect.

                  (i) The allowance of any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any Collateral in excess of $50,000 in the aggregate.

                  (j) The occurrence of any postpetition judgments, liabilities or events that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (k) The entry by the Bankruptcy Court of an order authorizing the appointment of an interim or permanent trustee in any Chapter 11 Case or the appointment of an examiner or any other Person in any Chapter 11 Case with expanded powers to operate or manage the financial affairs, business, or reorganization of any Borrower.

                  (l) Any Chapter 11 Case shall be dismissed or converted from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code.

                  (m) The entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code to allow any creditor (other than Lender) to execute upon or enforce a Lien on any Collateral (other than Permitted Liens on Collateral not included in the Borrowing Base),, or with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect.

                  (n) The Interim Order or the Final Order shall be modified or revoked without Lender's prior written consent.

                  (o) There shall commence any suit or action against Lender by or on behalf of any Credit Party, the Environmental Protection Agency, any state environmental protection or health and safety agency, or any official committee in any Chapter 11 Case, in each case that asserts a claim or seeks a legal or equitable remedy that would have the effect of subordinating the claim or Lien of Lender and, if such suit or action is commenced by any Person other than any Credit Party or any Subsidiary, officer, or employee of any Credit Party, such suit or action shall not have been dismissed or stayed within 30 days after service thereof on Lender, and if stayed, such stay shall have been lifted.

                  (p) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document shall cease to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (q) Any Change of Control shall occur.

                  (r) Any "Event of Default" shall have occurred and be continuing under the Cash Use Order.

         8.2      Remedies .

                  (a) If any Default or Event of Default shall have occurred and be continuing, then Lender may, without notice, (i) suspend the Revolving Loan facility with respect to further Revolving Credit Advances or the incurrence of further Letter of Credit Obligations whereupon any further Revolving Credit Advances and the incurrence of further Letter of Credit Obligations shall be made or incurred in Lender's sole discretion so long as such Default or Event of Default is continuing, and (ii) increase the rate of interest applicable to the outstanding revolving Credit Advances and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, then Lender may, by notice to Borrower Representative, (i) terminate the Revolving Loan with respect to further Revolving Credit Advances and the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of the Revolving Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B,, and (iii) revoke each Borrower's right to use Cash Collateral in which Lender has an interest, and the automatic stay of Section 362 of the Bankruptcy Code shall be modified and vacated to permit Lender to take such actions without further application or motion to, or order from, the Bankruptcy Court. In addition, upon shortened notice of not less than ten days (which notice period Credit Parties consent to as being appropriate), Lender may seek relief from the automatic stay under
Section 362 of the Bankruptcy Code to exercise all other rights and remedies under the Loan Documents or at law or in equity. Upon the occurrence of an Event of Default and the exercise by Lender of its rights and remedies in accordance with the terms of this Agreement and the other Loan Documents, Borrowers shall assist Lender in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition.

         8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) except as otherwise provided in Section 8.2(b), all rights to notice and a hearing prior to Lender's taking possession or control of, or Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       PARTICIPATIONS

         9.1 The Credit Parties signatory hereto consent to Lender's sale of participations in the Revolving Loan Commitment or any portion thereof or interest therein at any time when an Event of Default has occurred and is continuing. At all other times, Lender shall not sell any participations in the Revolving Loan Commitment without the written prior consent of Borrowers, which consent shall not be unreasonably withheld or delayed. Any participation by Lender of all or any part of its Revolving Loan Commitments shall be sold with the understanding that all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, the Revolving Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of the Revolving Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, and 1.16, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant.

         9.2 Each Credit Party executing this Agreement shall assist Lender as reasonably required to enable Lender to effect any such permitted participation, including, if requested by Lender, participation of Borrowers' management in meetings with potential participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(b).

         9.3 Lender may furnish any information concerning Credit Parties in the possession of Lender from time to time to participants (including prospective participants). Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section
11.8 hereof.

10.      SUCCESSORS AND ASSIGNS

         This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Lender and their respective successors and permitted assigns (including, in the case of any Credit Party, a trustee or debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Lender shall be void. So long as no Event of Default has occurred and is continuing, Lender shall not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Borrowers, which consent shall not be unreasonably withheld or delayed. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS
         11.1 Complete Agreement; Modification of Agreement . The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement between any Credit Party and Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

         11.2     Amendments and Waivers .
                  (a) No amendment, modification, termination or waiver of any provision of this Agreement, the Revolving Note or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrowers.

                  (b) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Revolving Loan Commitment and a release of all claims against Lender, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations. In addition, upon the sale of the stock of Burke under a Mill Sale and a release by Burke of all claims against Lender, Burke shall no longer be a "Borrower" hereunder and Lender shall deliver to Burke such documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations by Burke.

         11.3 Fees and Expenses . Borrowers shall reimburse Lender for all out-of-pocket expenses incurred in connection with the negotiation and preparation of the Loan Documents and the obtaining of approval of the Loan Documents by the Bankruptcy Court (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrowers shall reimburse Lender for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Lender of the proceeds of the Revolving Loan;

                  (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or the Obligations or advice in connection with the administration of the Revolving Loan made pursuant hereto or its rights hereunder or thereunder;

                  (c) the review of pleadings and documents related to any Chapter 11 Case and any subsequent Chapter 7 case, attendance at hearings and meetings related to any Chapter 11 Case and any subsequent Chapter 7 case, and general monitoring of any Chapter 11 Case and any subsequent

Chapter 7 case;

                  (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person, and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Lender by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Revolving Loan during the pendency of one or more Events of Default;

                  (e) any attempt to enforce any remedies of Lender against any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Revolving Loan during the pendency of one or more Events of Default;

                  (f) any work-out or restructuring of the Revolving Loan during the pendency of one or more Events of Default; and

                  (g) efforts to (i) monitor the Revolving Loan or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

 including, as to each of clauses (a) through (g) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4 No Waiver . Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrowers specifying such suspension or waiver.

         11.5 Remedies . Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6 Severability . Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

         11.7 Conflict of Terms . Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8 Confidentiality . Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by the Credit Parties and designated as confidential for a period of two years following receipt thereof, except that Lender may disclose such information: (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Revolving Loan and the Revolving Loan Commitment; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party; or (f) that ceases to be confidential through no fault of Lender.

         11.9 GOVERNING LAW . EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OREGON APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT FOR THE WESTERN DISTRICT OF WASHINGTON SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE

COLLATERAL OR ANY OTHER
SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER.

         11.10 Notices . Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and five Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex H or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Lender) designated in Annex H to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11 Section Titles . The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12 Counterparts . This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13 WAIVER OF JURY TRIAL . BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         11.14 Press Releases . Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure (other than filings with the Bankruptcy Court in any Chapter 11 Case and required filings with the Securities and Exchange

Commission) using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents without at least two Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent, which shall not be unreasonably withheld or delayed.

         11.15 Parties Including Trustees; Bankruptcy Court Proceedings . This Agreement, the other Loan Documents, and all Liens created hereby or pursuant to the Security Agreement or any other Loan Document shall be binding upon each Credit Party, the estate of each Credit Party, and any trustee or successor in interest of any Credit Party in any Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to
Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Lender and its assigns, transferees and endorsees. The Liens created by this Agreement, the Security Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lender file financing statements or otherwise perfect its security interests or Liens under applicable law.

         11.16 Advice of Counsel . Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

         11.17 No Strict Construction . The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         11.18 Additional Waivers by Borrowers

                  (a) Joint and Several Obligations. Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Lender by each other Borrower. Each Borrower agrees that its obligations under this Section 11.18 shall be absolute and unconditional, irrespective of, and unaffected by,

                           (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party (except to the extent expressly set forth in any such amendment or change);

                           (ii) the absence of any action to enforce this Agreement (including this Section 11.18) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

                           (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

                           (iv) the insolvency of any Credit Party; or

                           (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

                  (b) Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 11.18 and such waivers, Lender would decline to enter into this Agreement.

                  (c) Benefit of Provisions. Each Borrower agrees that the provisions of this Section 11.18 are for the benefit of Lender and its permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

                  (d) Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 11.18, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.18(d).

                  (e) Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11.18. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by

Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations.

                  (f) Liability Cumulative. The liability of Borrowers under this Section 11.18 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         11.19    Oregon State Laws .
                  (a) Each Borrower and each other Credit Party a signatory to this Agreement covenant and warrant to Lender that none of the Loan Documents is a "residential trust deed" within the meaning of ORS 86.705.

                  (b) Each applicable Collateral Document, Loan Document, and Mortgage shall be governed by the following ORS 93.040 disclosure:

                           ORS 93.040 (1) DISCLOSURE:

                  "THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930."

                  (c) Each Borrower and each other Credit Party a signatory to this Agreement covenant and warrant to Lender that the Revolving Loans is not a loan of money that is primarily for personal, family or household use within the meaning of ORS 82.150.

                  (d) Each Borrower and each other Credit Party a signatory to this Agreement covenant and warrant to Lender that this Agreement is not a "real estate loan agreement" as that term is defined in ORS 86.205(7), and likewise that the Revolving Loan is not a "real estate loan" within the meaning of ORS
86.205 (7).

                  (e)      ORS 41.580 DISCLOSURE:

                  "UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR

                  PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE."

                  (f)      ORS 746.201(2) DISCLOSURE:

                                     WARNING

                  AS REQUIRED BY ORS 746.201(2), NOTICE IS GIVEN THAT:

                  "UNLESS BORROWER (AKA "YOU" AND "YOUR") PROVIDE LENDER (AKA "US" AND "WE") WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

                  YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

                  THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

                  (g) Each Borrower and each other Credit Party a signatory to this Agreement acknowledge that the maximum principal amount to be advanced pursuant to this Agreement may be exceeded by advances to complete construction pursuant to ORS 86.155 (2)(c).

         11.20 STATUTE OF FRAUDS . ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

"Borrowers"

TREESOURCE INDUSTRIES, INC., Debtor and Debtor in Possession
TREESOURCE, INC., Debtor and Debtor in Possession
BURKE LUMBER CO., Debtor and Debtor in Possession
CENTRAL POINT LUMBER CO., Debtor and Debtor in Possession
GLIDE LUMBER PRODUCTS CO., Debtor and Debtor in Possession
MORTON FOREST PRODUCTS CO., Debtor and Debtor in Possession
NORTH POWDER LUMBER CO., Debtor and Debtor in Possession
PACIFIC HARDWOODS-SOUTH BEND CO., Debtor and Debtor in Possession
SPANAWAY LUMBER CO., Debtor and Debtor in Possession
TRASK RIVER LUMBER CO., Debtor and Debtor in Possession
TUMWATER LUMBER CO., Debtor and Debtor in Possession
WESTERN TIMBER CO., Debtor and Debtor in Possession


By:
--------------------------------------
         Jess R. Drake
         President


"Lender"

GENERAL ELECTRIC CAPITAL
CORPORATION


By:
--------------------------------------
         John Crawford
         Duly Authorized Signatory

                  The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

"Credit Parties"

ALTURAS LUMBER CO., Debtor and Debtor in Possession
CLE ELUM LAKE VENEER CO., Debtor and Debtor in Possession
COLUMBIA FALLS FOREST PRODUCTS
COTTAGE GROVE LUMBER CO., Debtor and Debtor in Possession
CRATER LAKE LUMBER CO.
CUSTER LUMBER CO.
EUGENE WOOD PRODUCTS CO., Debtor and Debtor in Possession
GRAHAM PLYWOOD CO.
GREENWELD NORTH AMERICA CO., Debtor and Debtor in Possession
HALSEY VENEER CO.
JUDITH GAP LUMBER CO.
JUNCTION CITY LUMBER CO.
MIDWAY ENGINEERED WOOD PRODUCTS, INC., Debtor and Debtor in Possession OLYMPIA FOREST PRODUCTS CO.
ORIENT LUMBER CO.
PACIFIC HARDWOODS-ABERDEEN CO.
PACIFIC SOFTWOODS CO., Debtor and Debtor in Possession
PORT WESTWARD PULP CO.
PHILOMATH FOREST PRODUCTS CO., Debtor and Debtor in Possession
RIVERSIDE LUMBER CO.
SEDRO-WOOLLEY LUMBER CO., Debtor and Debtor in Possession
SILVERTON FOREST PRODUCTS, CO., Debtor and Debtor in Possession
TREESOURCE INTERNATIONAL, INC.
UNION FOREST PRODUCTS CO., Debtor and Debtor in Possession
UNION RAIL ENTERPRISES, INC., Debtor and Debtor in Possession
WHITEHALL PLYWOOD, INC.
WTD INDUSTRIES CO., Debtor and Debtor in Possession
VALLEY WOOD PRODUCTS CO., Debtor and Debtor in Possession


By:
--------------------------------------
         Jess R. Drake
         President

                               Annex A (Recitals)
                                        --------
                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------

                                   DEFINITIONS
                                   -----------

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references in the following definitions to Sections, Exhibits, Schedules or Annexes shall refer to Sections, Exhibits, Schedules or Annexes of the Agreement:

                  "Account Debtor" shall mean any Person who may become obligated to any other Person under, with respect to, or on account of, an Account.

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind given by any other Person with respect to any of the foregoing.

                  "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners or (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, that the term "Affiliate" shall specifically exclude Lender.

                  "Agreement" shall mean the Debtor in Possession Credit Agreement by and among Borrowers, the other Credit Parties party thereto and Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

                  "Applicable L/C Margin" shall mean 1.5%  per annum.

                  "Applicable Margins" shall mean, collectively, the Applicable L/C Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

                  "Applicable Revolver Index Margin" shall mean 0% per annum.

                  "Applicable Revolver LIBOR Margin" shall mean 1.85% per annum.

                  "Authorized Representative" shall mean a Person designated by Borrower Representative in a Notice of Authorized Representative received by Lender.

                  "Avoidance Actions" shall mean any and all rights of any Borrower or a subsequent Chapter 11 or Chapter 7 trustee to recover property and to avoid liens or other property interests under the Bankruptcy Code and all property interests recovered or obtained thereby under Sections 544 through 550, inclusive, of the Bankruptcy Code.

                  "Bankruptcy Code" shall mean the provisions of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Western District of Washington.

                  "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

                  "Borrower Accounts" shall have the meaning assigned to it in Annex C.

                  "Borrower Representative" shall mean TreeSource, in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(c) acting through its Authorized Representative.

                  "Borrowers" and "Borrower" shall have the respective meanings assigned thereto in the preamble to the Agreement.

                  "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a).

                  Borrowing Base" shall mean, as of any date of determination by Lender, from time to time, an amount equal to the sum at such time of:

                  (a) 85% of the book value of Borrowers' Eligible Accounts, less any Reserves established by Lender at such time; and

                  (b) (i) 60% of (A) the book value of Borrowers' Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market, less (B) the Lumberman's Lien Reserve established by Lender at such time, less (ii) without duplication, any Reserves established by Lender at such time.

                  "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by Borrower Representative in the form attached to the Agreement as Exhibit 4.1(b).

                  "Burke" shall mean Burke Lumber Co., an Oregon corporation.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of California, Oregon and New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Carve-Out" shall have the meaning assigned to it in Section 1.18(c).

                  "Cash Collateral" shall mean "cash collateral" as that phrase is defined in Section 363(a) of the Bankruptcy Code.

                  "Cash Collateral Account" shall have the meaning assigned to it in Annex B.

                  "Cash Equivalents" shall have the meaning assigned to it in Annex B.

                  "Cash Management System" shall have the meaning assigned to it in Section 1.8.

                  "Cash Use Order" shall mean, with respect to the Prepetition Lender Obligations, the "Agreed Order Authorizing Use of Cash Collateral by Debtors in Possession and Granting Replacement Liens and Other Adequate Protection" entered by the Bankruptcy Court on September 27, 1999, as amended by
(a) the "First Amended Agreed Order Authorizing Use of Cash Collateral by Debtors in Possession and Granting Replacement Liens and Other Adequate Protection" entered by the Bankruptcy Court in conjunction with the Interim Hearing, (b) such other amendments or modifications acceptable to Lender and approved by the Bankruptcy Court.

                  "Central" shall mean Central Point Lumber Co., an Oregon corporation.

                  "Change of Control" means any of the following: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of TreeSource having the right to vote for the election of directors of TreeSource under ordinary circumstances; (b) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of TreeSource (together with any new directors whose election by the board of directors of TreeSource or whose nomination for election by the Stockholders of TreeSource was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) TreeSource shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of any other Borrower (other than Burke, Midway, Pacific Soft, Philomath, and Sedro).

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Person,
(d) any Person's ownership or use of any properties or other assets, or (e) any other aspect of any Person's business.

                  "Chapter 11 Case" and "Chapter 11 Cases" shall have the respective meanings assigned to them in the Recitals to the Agreement.

                  "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

                  "Closing Date" shall mean October 5, 1999.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Oregon; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Oregon, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Mortgages, the Patent, Trademark and Copyright Security Agreement, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations, including the Interim Order and the Final Order.

                  "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

                  "Collection Account" shall mean that certain account of Lender, account number 502-328-54 in the name of Lender at Bankers Trust Company in New York, New York, ABA No. 021 001 033, or such other account as may be designated in writing by Lender as the "Collection Account."
                  "Commitment Termination Date" shall mean the earliest of (a) April 5, 2001, (b) the date of termination of Lender's obligations to make Revolving Credit Advances or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of indefeasible prepayment in full by Borrowers of the Revolving Loan, the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0), in each case in accordance with the provisions of Section 1.3(a); (d) the date that is ten days after the Petition Date if the Interim Order has not been entered by the Bankruptcy Court by such date; (e) the date that is 35 days after the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date, unless the Interim Order has been extended with Lender's written consent to a date acceptable to Lender; (f) the date upon which the Interim Order expires, unless the Final Order shall have been entered and become effective by such date; (g) the date all or substantially all of any Borrower's real and personal property assets are sold, whether in one transaction or a series of transactions (excluding the Mill Sales); and (h) the date a plan of reorganization in any Chapter 11 Case becomes effective.

                  "Compliance Certificate" shall have the meaning assigned to it in Annex E.

                  "Concentration Accounts" shall have the meaning assigned to it in Annex C.

                  "Contracts" shall mean all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Control Letter" shall mean a letter agreement between Lender and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Borrower, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Borrower, (c) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Borrower, whereby, among other things, the issuer, securities intermediary or futures commission merchant, as applicable, disclaims any security interest in the applicable financial assets, acknowledges the Lien of Lender on such financial assets, and agrees to follow the instructions or entitlement orders of Lender without further consent by the affected Borrower.

                  "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Person under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyrights" shall mean all of the following now owned or existing or hereafter adopted or acquired by any Person: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States or any territory thereof, or any other country or any political subdivision thereof; and (b) all extensions or renewals thereof.

                  "Credit Parties" shall mean each Borrower, and each of its Subsidiaries.

                  "Default" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to it in
Section 1.5(d).

                  "Disbursement Accounts" shall have the meaning assigned to it in Annex C.

                  "Disclosure Schedules" shall mean the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.1(c)) through (6.7) in the Index to the Agreement.

                  "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

                  "Dollars" or "$" shall mean lawful currency of the United States of America.

                  "Eligible Accounts" shall have the meaning assigned to it in
Section 1.6.

                  "Eligible Inventory" shall have the meaning assigned to it in
Section 1.7.

                  "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all such Person's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to any Borrower, any trade or business (whether or not incorporated) that, together with such Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to any Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" shall have the meaning assigned to it in
Section 8.1.

                  "Fair Labor Standards Act" shall mean the provisions of the Fair Labor Standards Act, 29 U.S.C. Sections 201 et seq.

                  "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Lender in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                  "Fees" shall mean any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Final Order" shall mean the order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing pursuant to Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001, satisfactory in form and substance to Lender, and from which no appeal has been timely filed, or if timely filed, no stay pending appeal shall have been granted, together with all extensions, modifications and amendments thereto, authorizing Borrowers to obtain credit, incur indebtedness, and grant Liens under the Agreement and the other Loan Documents and providing for the superpriority of Lender's claims, all as set forth in such order.

                  "Financial Covenants" shall have the meaning assigned to it in
Section 6.10.

                  "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrowers.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrowers, ending on July 31, October 31, January 31 and April 30 of each year.

                  "Fiscal Year" shall mean any of the annual accounting periods of Borrowers ending on April 30 of each year.

                  "Fixtures" shall mean all "fixtures," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

                  "Forest Products" shall mean all trees and forest products of every kind and species now owned or hereafter acquired by any Person, whether now located in or on or hereafter planted or growing in or on the land, including all trees of every kind and species (whether or not merchantable), whether severed or unsevered, standing or downed, and stumps and cut timber lying, being or remaining on the ground, and any and all logs, lumber, finished or milled lumber, veneer, plywood, bark, sawdust, logging and milling waste, hog fuel, wood chips, all timber and lumber subject to any manufacturing process, all raw material and work in process, and all other timber products), whether or not related to the land.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Annex G to the Agreement.

                  "General Account" shall have the meaning assigned to it in Annex C.

                  "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contracts, Licenses, Copyrights, Trademarks and Patents and all applications therefor and reissues, extensions or renewals thereof, interests in partnerships, joint ventures and other business associations, permits, inventions (whether or not patented or patentable), knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, Goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated and certificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged shares or other equity interests, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Person or any computer bureau or service company from time to time acting for such Person.

                  "Glide" shall mean Glide Lumber Products Co., an Oregon corporation.

                  "Goods" shall mean any "goods" as such term is defined in the Code, now owned or hereafter acquired by any Person.

                  "Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists and distribution agreements now or hereafter owned or acquired by any Person.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Hazardous Material" shall mean any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations with respect to which such Person is liable.

                  "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.13.

                  "Index Rate" shall mean, for any day, a floating rate equal to the higher of (a) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in

Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" shall mean that portion of the Revolving Loan bearing interest by reference to the Index Rate.

                  "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks and the Goodwill associated with any of the foregoing.

                  "Intellectual Property Collateral" shall mean all of the right, title and interest of any Borrower, whether presently existing or hereafter arising or acquired, in, to and under the following:

                           (a) each Patent owned and Patent application filed by
such Person;

                           (b) each Patent License to which such Person is a
party (or the assignee of a party);

                           (c) each Trademark owned and Trademark application
filed by such Person;

                           (d) each Trademark License to which such Person is a
party (or the assignee of a party);

                           (e) each Copyright owned and Copyright application
filed by such Person;

                           (f) each Copyright License to which such Person is a
party;

                           (g) the Goodwill associated with each Trademark and
Trademark application, and each of such Person's Trademarks licensed under any Trademark License; and

                           (h) all Proceeds of the foregoing, including (i) any
and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the foregoing, (ii) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any claim of any Person against third parties for (A) past, present or future infringement of any Patent or Patent License, (B) past, present or future infringement of any Copyright, Copyright License, (C) past, present or future infringement or dilution of any Trademark or Trademark License, or (D) injury to the Goodwill associated with any Trademark or Trademark License, (iv) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the foregoing, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, upon disposition or otherwise.

                           "Intercompany Notes" shall have the meaning assigned
to it in Section 6.3(a).

                  "Interest Payment Date" shall mean (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Index Rate Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that in addition to the foregoing, each of (x) the date upon which the Revolving Loan Commitment has been terminated and the Revolving Loan has been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "Interim Order" shall mean the interim order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extensions, modifications and amendments thereto, satisfactory in form and substance to Lender, authorizing, on an interim basis, Borrowers to execute and perform under the terms of the Agreement and the other Loan Documents.

                  "Inventory" shall mean any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment Property" shall mean all "investment property," as such term is defined in Section 9115 of the Code in those jurisdictions in which such definition has been adopted, now owned or hereafter acquired by any Person, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares, (b) all securities entitlements of such Person, including the rights of such Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to such account, (c) all securities accounts of such Person, (d) all commodity contracts held by such Person, and (e) all commodity accounts held by such Person.

                  "IRC" shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

                  "IRS" shall mean the Internal Revenue Service.

                  "L/C Issuer" shall have the meaning assigned to it in Annex B.

                  "L/C Sublimit" shall have the meaning assigned to it in Annex
B.

                  "Lender" shall mean GE Capital.

                  "Letter of Credit Fee" shall have the meaning assigned to it in Annex B.

                  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Lender at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Lender with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Lender thereupon or pursuant thereto.

                  "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Lender has incurred Letter of Credit Obligations.

                  "LIBOR Business Day" shall mean a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loan" shall mean any portion of the Revolving Loan bearing interest by reference to the LIBOR Rate.

                  "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Lender as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (i) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (ii) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two LIBOR Business Days prior to such date;

                  (iii) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (iv) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (v) Borrower Representative shall select LIBOR Periods so that there shall be no more than five separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Lender equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Dow Jones Market Service Page 3750 as of 11:00 a.m. (London time) on the second full LIBOR Business Day preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Dow Jones Market Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower Representative.

                  "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority (excluding the priority treatment provided claims under Section 507 of the Bankruptcy Code) or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" shall have the meaning assigned to it in Section 3.13.

                  "Loan Account" shall have the meaning assigned to it in
Section 1.12.

                  "Loan Documents" shall mean the Agreement, the Revolving Note, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Schedule of Documents executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement or Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Lock Box" shall have the meaning assigned to it in Annex C.

                  "Lock Box Account" shall have the meaning assigned to it in Annex C.

                  "Lumberman's Order" shall mean the"Order Granting Debtors' Emergency Application For Order Authorizing Payment Of Essential Trade Creditors' Prepetition Claims" entered by the Bankruptcy Court in the Chapter 11 Cases.

                  "Lumberman's Lien" shall mean a Lien on Forest Products in favor of a Person who performs labor on, or assists another Person in obtaining, handling, manufacturing or transporting, such Forest Products.

                  "Lumberman's Lien Reserve" shall mean the reserve against Eligible Inventory established by Lender from time to time based upon the aggregate amount of payables owing to Persons for labor or services performed on or in connection with Inventory or Forest Products of Borrower subject to Lumberman's Liens or similar laws. As of the Closing Date, such Reserve shall be in the amount equal to 40% of the aggregate amount of unpaid trade payables for Inventory or Forest Products of Borrowers.

                  "Margin Stock" shall have the meaning assigned to it in
Section 3.10.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrowers taken as a whole, (b) Borrowers' ability to pay any portion of the Revolving Loan or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or (d) Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Borrowers that results or could reasonably be expected to result in costs or liabilities in excess of the lesser of $1,000,000 and 10% of Borrowing Availability as of any date of determination shall be deemed to constitute a Material Adverse Effect.

                  "Maximum Lawful Rate" shall have the meaning assigned to it in
Section 1.5(f).

                  "Midway" shall mean Midway Engineered Wood Products, Inc., an Oregon corporation.

                  "Mill Sales" shall mean the sale by Borrowers, pursuant to an order or orders of the Bankruptcy Court, of the assets and stock of the following Borrowers: (a) Burke; (b) Midway; (c) Pacific Soft; (d) Philomath; and
(e) Sedro.

                  "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Borrower to Lender, all in form and substance satisfactory to Lender.

                  "Morton" shall mean Morton Forest Products Co., a Washington corporation.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Borrower or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Borrowing Availability" shall mean as of any date of determination, the lesser of (i) the Revolving Loan Commitment and (ii) the Borrowing Base, in each case less the Revolving Loan then outstanding.

                  "North Powder" shall mean North Powder Lumber Co., an Oregon corporation.

                  "Notice of Authorized Representative" shall mean the notice given from time to time by Borrower Representative to Lender substantially in the form of Exhibit 1.1(c) which notice designates by name one or more Persons as Authorized Representatives of Borrower Representative.

                  "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

                  "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Pacific Hard" shall mean Pacific Hardwoods-South Bend Co., a Washington corporation.

                  "Pacific Soft" shall mean Pacific Softwoods Co., an Oregon corporation.

                  "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part, divisions, or extensions thereof.

                  "Patent, Trademark and Copyright Security Agreement" shall mean the Patent,

Trademark and Copyright Security Agreement made in favor of Lender by each applicable Borrower.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.

                  "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Borrower is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Borrower is a party;
(g) any attachment or judgment lien not constituting an Event of Default under
Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) Liens existing on the Closing Date and listed in Disclosure Schedule (6.7); (j) presently existing or hereafter created Liens in favor of Lender; (k) Liens created after the Closing Date by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Borrower in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); (l) Liens in favor of Prepetition Lenders and subordinated to Lender's Liens in a manner satisfactory to Lender; and (m) Lumberman's Liens.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Petition Date" shall have the meaning assigned to it in the Recitals of the Agreement.

                  "Philomath" shall mean Philomath Forest Products Co., an Oregon corporation.

                  "Plan" shall mean, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Borrower.

                  "Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by each Borrower in favor of Lender, pledging all Stock of its Subsidiaries, if any, and all

Intercompany Notes owing to or held by it, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Prepetition Indebtedness" shall mean all Indebtedness of any Credit Party incurred or assumed prior to the Petition Date.

                  "Prepetition Lenders" shall mean Principal Life Insurance Company, The Northwestern Mutual Life Insurance Company, Foothill Capital Corporation, Contrarian Capital Advisors L.L.C., and Fixed Plus Partners.

                  "Prepetition Lender Obligations" shall mean the obligations of Borrowers to Prepetition Lenders arising under that certain Credit and Security Agreement dated as of November 30, 1992, as amended through the Petition Date.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Person against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the Goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Projections" shall mean Borrowers' forecasted consolidated
(a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a Subsidiary-by-Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

                  "Qualified Plan" shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Real Estate" shall have the meaning assigned to it in Section 3.6.

                  "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Reserves" shall mean, with respect to the Borrowing Base of any Borrower, (a) reserves established by Lender from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to
Section 5.4(c), (c) the Lumberman's Lien Reserve, (d) a reserve in the amount of the Carve-Out, and (e) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of any Borrower that Lender may, in its reasonable credit judgment, establish from time to time.

                  "Restricted Payment" shall mean, with respect to any Person:
(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or its Affiliates.

                  "Retiree Welfare Plan" shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

                  "Revolving Loan" shall mean, at any time, and as the context may require, (a) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (b) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers.


                  "Revolving Loan Commitment" shall mean the commitment of Lender to make Revolving Credit Advances or incur Letter of Credit Obligations, which commitment shall be SIXTEEN MILLION DOLLARS ($16,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Revolving Note" shall have the meaning assigned to it in
Section 1.1(b).

                  "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "Securities Act" shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq.

                  "Securities Exchange Act" shall mean the provisions of the Securities Exchange Act of

1934, 15 U.S.C. Sections 78a et seq.

                  "Security Agreement" shall mean the Security Agreement of even date herewith entered into by and among Lender and each Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time, in accordance with the terms thereof.

                  "Sedro" shall mean Sedro-Woolley Lumber Co., a Washington corporation.

                  "Spanaway" shall mean Spanaway Lumber Co., a Washington corporation.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act.

                  "Stockholder" shall mean, with respect to any Person, each holder of Stock of such Person.

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto.

                  "Termination Date" shall mean the date on which (a) the Revolving Loan have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (other than Obligations that expressly survive the Termination Date), (c) Letter of Credit Obligations have been terminated, replaced, guaranteed or cash collateralized in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

                  "Third Party Interactives" shall mean all Persons with whom any Borrower exchanges data electronically in the ordinary course of business, including customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

                  "TI" shall mean TreeSource, Inc., an Oregon corporation.

                  "Title IV Plan" shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Borrower or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark.

                  "Trademarks" shall mean all of the following now owned or existing or hereafter adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Trask" shall mean Trask River Lumber Co., an Oregon corporation.

                  "TreeSource" shall mean TreeSource Industries, Inc., an Oregon corporation.

                  "Tumwater" shall mean Tumwater Lumber Co., a Washington corporation.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Borrower or any ERISA Affiliate as a result of such transaction.

                  "Welfare Plan" shall mean a Plan described in Section 3(1) of ERISA.

                  "Western" shall mean Western Timber Co., an Oregon corporation.

                  "Year 2000 Assessment" shall mean a comprehensive written assessment of the nature and extent of each Borrower's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including Year 2000 Problems regarding data exchanges with Third Party Interactives.

                  "Year 2000 Corrective Actions" shall mean, as to each Borrower, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

                  "Year 2000 Corrective Plan" shall mean, with respect to each Borrower, a comprehensive plan to eliminate all of its Year 2000 Problems on or before October 31, 1999, including (a) computer code enhancements or revisions,
(b) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (c) test and validation procedures, (d) an implementation time line and budget and
(e) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

                  "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

                  "Year 2000 Implementation Testing" shall mean, as to each Borrower, (a) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis, (b) the performance of test and validation procedures regarding data exchanges among Borrowers' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (c) the design and implementation of additional Year 2000 Corrective Actions, the need for which has been demonstrated by test and validation procedures.

                  "Year 2000 Problems" shall mean, with respect to each Borrower, limitations on the capacity or readiness of any such Borrower's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including exchanges of information among Year 2000 Date-Sensitive Systems/Components of Borrowers and exchanges of information among Borrowers and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.


                  Rules of construction with respect to accounting terms used in the Agreement or any of the other Loan Documents shall be as set forth in Annex
G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Oregon to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a section, subsection or clause refer to such section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words

                  "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              Annex B (Section 1.2)
                                       -----------

                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------


                                LETTERS OF CREDIT
                                -----------------

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Lender agrees to incur from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Lender in its sole discretion (each, an "L/C Issuer")) for such Borrower's account and guaranteed by Lender; provided, that the aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) $5,000,000 (the "L/C Sublimit"), (ii) the Revolving Loan Commitment less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, and Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

                  (b) Revolving Credit Advances Automatic. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2.

                  (c)      Cash Collateral.

                           (i) If Borrowers are required to provide cash
collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Lender cash or cash equivalents acceptable to Lender ("Cash Equivalents") in an amount equal to 102% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Lender. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Lender, in a manner satisfactory to Lender. Each Borrower hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                           (ii) If any Letter of Credit Obligations, whether or
not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of

Credit and guaranties thereof to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 102% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Lender in its sole discretion.

                           (iii) From time to time after funds are deposited in
the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Lender may elect, as shall be or shall become due and payable by such Borrower to Lender with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

                           (iv) No Borrower nor any Person claiming on behalf of
or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

                  (d) Fees and Expenses. Borrowers agree to pay (i) to Lender, as compensation to Lender for Letter of Credit Obligations incurred hereunder,
(A) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (B) for each month during which any Letter of Credit Obligation shall remain outstanding, a Fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin multiplied by the daily average of the maximum amount available from time to time to be drawn under the applicable Letter of Credit during such month, which Fee shall be paid to Lender in arrears on the first day of each month and on the Commitment Termination Date, and (ii) to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Lender at least two Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and the Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Lender, copies of all agreements between any Borrower and the L/C issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Lender and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Lender and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrowers to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrowers shall be paid strictly in accordance with the terms hereof under all circumstances, including the following:

                           (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                           (ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                           (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) payment by Lender (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                           (v) any other circumstance or event whatsoever that is similar to any of the foregoing; or

                           (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (g)      Indemnification; Nature of Lender's Duties.

                           (i) In addition to amounts payable as elsewhere
provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) that Lender may incur or be subject to as a consequence, direct or indirect, of the (A) issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Lender or any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).

                           (ii) As between Lender and Borrowers, Borrowers
assume all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.

                           (iii) Nothing contained herein shall be deemed to
limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer.

                              Annex C (Section 1.8)
                                       -----------

                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------


                             CASH MANAGEMENT SYSTEM
                             ----------------------

         Borrowers shall establish and maintain the cash management system described below:

                  (a) On or before the Closing Date and until the Termination Date, (i) TreeSource shall establish a lock box (the "Lock Box") with Union Bank of California providing for the deposit of all receipts into the account identified in Disclosure Schedule (3.19) as the Lock Box Account (the "Lock Box Account"), and Borrowers shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Box, and (ii) each Borrower shall deposit promptly, and in any event no later than the first Business Day after the date of receipt thereof, (A) into the Lock Box Account, all checks, drafts and other similar items of payment, and all cash receipts exceeding $1,000, in each case received by such Borrower on any such day, and (B) into such Borrower's "general account" identified in Disclosure Schedule (3.19) (each, a "General Account"), the cash receipts of up to $1,000 received by such Borrower on any such day, in each case relating to or constituting payments made in respect of any and all Collateral (other than the proceeds of any Mill Sales).

                  (b) Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to Section 1.1 into the General Account of TreeSource, for use by Borrowers solely in accordance with the provisions of
Section 1.4.

                  (c) On or before the Closing Date, Union Bank of California shall have entered into a blocked account agreement with Lender and Borrowers, providing among other things, that (i) all items of payment deposited into the Lock Box Account and the proceeds thereof are held by such bank as agent or bailee-in-possession for Lender, (ii) Union Bank of California has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date Union Bank of California agrees to forward immediately all amounts in the Lock box Account to the Collection Account through daily sweeps. Except when there is no outstanding Revolving Loan balance, Borrowers shall not accumulate or maintain cash in their General Accounts (including the "investment account" of TreeSource identified in Disclosure Schedule (3.19)) or payroll accounts as of any date of determination that exceeds, for all Borrowers, $700,000 in the aggregate in excess of checks outstanding against all such accounts.

                  (d) So long as no Event of Default shall have occurred and be continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace the Lock Box, the Lock Box Account, a General Account or any other account; provided, that (i) Lender shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of a new Lock Box, the applicable Borrowers and the applicable bank shall have executed and delivered to Lender a tri-party blocked account agreement, in form and substance satisfactory to Lender.

                  (e) The Lock Box, Lock Box Account, General Accounts and all other accounts of Borrowers (other than payroll accounts), shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Lender pursuant to the Security Agreement.

                  (f) All amounts deposited in the Collection Account shall be deemed received by Lender in accordance with Section 1.10 and shall be applied (and allocated) by Lender in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Lender all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within one Business Day after receipt by such Borrower or any such Related Person of any checks, cash (in excess of $1,000)or other items of payment, deposit the same into the Lock Box Account, and deposit all cash of up to $1,000 into such Borrower's General Account. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are the property of Lender. All proceeds of the sale or other disposition of any Collateral shall be deposited in the manner described in paragraph (a) above.

                            Annex D (Section 2.1(a))
                                     --------------

                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------


                              SCHEDULE OF DOCUMENTS

                                 [See attached]

                            Annex E (Section 4.1(a))
                                     --------------

                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------


                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
                -------------------------------------------------

                  Borrowers shall deliver or cause to be delivered to Lender the following:

                  (a) Monthly Financials. Within 30 days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month;
(ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments without footnotes); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of such Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex G that is tested on a monthly basis, and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments without footnotes) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year ending as of the end of such Fiscal Month and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. Within 45 days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments without footnotes). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the financial covenants set forth on Annex G that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments without footnotes) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year ending as of the end of such Fiscal Quarter, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Lender, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

                  (c) Operating Plan. As soon as available, but not later than 30 days after the end of each Fiscal Year, an annual operating plan for each Borrower, approved by the Board of Directors of such Borrower, for the following year, which will (i) include a statement of all of the material assumptions on which such plan is based, (ii) include monthly balance sheets and a monthly budget for the following Fiscal Year and (iii) integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

                  (d) Annual Audited Financials. Within 90 days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification by an independent certified public accounting firm of national standing or otherwise acceptable to Lender. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (e) Management Letters. Within five Business Days after receipt thereof by any Borrower, copies of all management letters, exception reports or similar letters or reports received by such Borrower from its independent certified public accountants.

                  (f) Default Notices. As soon as practicable, and in any event within five Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next

Business Day.

                  (g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material adverse changes or developments in the business of any such Person.

                  (h) Prepetition Lender Obligations and Equity Notices. As soon as practicable, copies of all material written notices given or received by any Borrower with respect to the Prepetition Lender Obligations or any Stock of such Person, and, within two Business Days after any Borrower obtains knowledge of any matured or unmatured event of default with respect to the Prepetition Lender Obligations, notice of such event of default.

                  (i) Supplemental Schedules. Supplemental disclosures, if any, required by Section 5.6.

                  (j) Litigation. Promptly upon learning thereof, written notice of any Litigation commenced or threatened against any Borrower that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Borrower or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Borrower, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, or (vi) involves any product recall.

                  (k) Insurance/Condemnation Notices. Promptly upon learning thereof, written notice of (i) any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance, and (ii) the institution of any proceeding for the condemnation or other taking of any property of any Borrower.

                  (l) Lease Default Notices. Copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral having a book value in excess of $100,000 is located, and (ii) such other notices or documents as Lender may request in its reasonable discretion.

                  (m) Lease Amendments. Copies of all amendments any real estate lease of any Borrower.

                  (n) The Chapter 11 Cases. As soon as practicable, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed on or behalf of any Credit Party with the Bankruptcy Court or the United States Trustee in any Chapter 11 Case, or distributed by or on behalf of any Credit Party to any official committee appointed in any Chapter 11 Case (except to the extent any such information is subject to a confidentiality agreement between such Credit Party and any such committee), and all budgets relating to the use of Prepetition Lenders' Cash Collateral.

                  (o) Other Documents. Such other financial and other information respecting any Credit Party's business or financial condition as Lender shall, from time to time, reasonably request.

                            Annex F (Section 4.1(b))
                                     --------------

                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------


                               COLLATERAL REPORTS
                               ------------------

                  Borrowers shall deliver or cause to be delivered to Lender the following:

                  (a) As soon as available and in any event no later than the fifth Business Day of each Fiscal Month, the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding Fiscal Month; provided, that if (i) a Default or an Event of Default shall have occurred and be continuing or (ii) Lender in good faith believes that a Default or an Event of Default is imminent or deems its rights or interests in the Collateral insecure, then such reports shall be delivered for such periods and as frequently as Lender shall request:

                           (i) a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

                           (ii) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

                           (iii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion; and

                           (iv) a summary report of all payables owing to third parties retained by Borrower for the purpose of obtaining, handling, manufacturing, transporting, harvesting or cutting Forest Products.

                  (b) As soon as available and in any event no later than the second Business Day of each week, collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week; provided, that if
(i) a Default or an Event of Default shall have occurred and be continuing or
(ii) Lender in good faith believes that a Default or an Event of Default is imminent or deems its rights or interests in the Collateral insecure, then such reports shall be delivered for such periods and as frequently as Lender shall request.

                  (c) At the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of each Borrower to such Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion.


                  (d) At the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and
(ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Borrower with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter.

                  (e) Each Borrower, at its own expense, shall deliver to Lender the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, each Borrower shall, upon the request of Lender, conduct, and deliver the results of, such physical verifications as Lender may require).

                  (f) Each Borrower, at its own expense, shall deliver to Lender such appraisals of its assets as Lender may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Lender.

                  (g) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Lender shall from time to time request in its reasonable discretion.

                             Annex G (Section 6.10)
                                      ------------

                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------

                               FINANCIAL COVENANTS
                               -------------------


         1. Borrowers shall maintain at all times Net Borrowing Availability (with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $2,000,000, which amount shall not be decreased without the prior written consent of Prepetition Lenders.

                             Annex H (Section 11.10)
                                      -------------

                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------

                                NOTICE ADDRESSES
                                ----------------

(A)      If to Lender, at

         General Electric Capital Corporation
         350 South Beverly Drive, Suite 200
         Beverly Hills, California  90212
         Attention:     Account Manager (TreeSource)
         Facsimile:     (310) 785-0644
         Telephone:     (310) 203-0335

         with copies to:

         Murphy Sheneman Julian & Rogers
         2049 Century Park East, Suite 2100
         Los Angeles, California 90067
         Attention:     Adam G. Spiegel, Esq.
         Facsimile:     (310) 788-3777
         Telephone:     (310) 788-3700

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention:        Corporate Counsel
         Facsimile:        (203) 316-7889
         Telephone:        (203) 316-7555


(B)      If to any Borrower, to Borrower Representative at

         TreeSource Industries, Inc.
         10260 SW Greenburg Road, Suite 900
         Portland, Oregon  97223-5519
         Attention:     Robert W. Lockwood
         Facsimile:     (503) 245-4229
         Telephone:     (503) 246-3440

         With copies to:

         Perkins Coie LLP
         1211 SW Fifth Avenue, Suite 1500
         Portland, Oregon  97204-3715
         Attention:     Roy W. Tucker, Esq.
         Telephone:     (206) 583-8888
         Facsimile:     (206) 583-8500

                                 SCHEDULE (1.1)
                                           ---
                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------


                             LENDER'S REPRESENTATIVE
                             -----------------------



         General Electric Capital Corporation
         350 South Beverly Drive, Suite 200
         Beverly Hills, California 90212
         Attention:     Portfolio Analyst (TreeSource)
         Facsimile:     (310) 785-0644
         Telephone:     (310) 203-0335

                           DISCLOSURE SCHEDULE (3.12)
                                       to
                      DEBTOR IN POSSESSION CREDIT AGREEMENT
                      -------------------------------------

                                   ERISA PLANS
                                   -----------



None.

                                 REVOLVING NOTE


$16,000,000                                                      October 5, 1999


                  FOR VALUE RECEIVED, the undersigned, TREESOURCE INDUSTRIES, INC., an Oregon corporation ("TreeSource"), TREESOURCE, INC., an Oregon corporation ("TI"), BURKE LUMBER CO., an Oregon corporation ("Burke"), CENTRAL POINT LUMBER CO., an Oregon corporation ("Central"), GLIDE LUMBER PRODUCTS CO., an Oregon corporation ("Glide"), MORTON FOREST PRODUCTS CO., a Washington corporation ("Morton"), NORTH POWDER LUMBER CO., an Oregon corporation ("North Powder"), PACIFIC HARDWOODS-SOUTH BEND CO., a Washington corporation ("Pacific Hard"), SPANAWAY LUMBER CO., a Washington corporation ("Spanaway"), TRASK RIVER LUMBER CO., an Oregon corporation ("Trask"), TUMWATER LUMBER CO., a Washington corporation ("Tumwater"), and WESTERN TIMBER CO., an Oregon corporation ("Western") (TreeSource, TI, Burke Central, Glide, Morton, North Powder, Pacific Hard, Spanaway, Trask, Tumwater, and Western, each as a Debtor and Debtor in Possession, are collectively referred to herein as "Borrowers" and each individually as a "Borrower"), hereby jointly and severally promise to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), or its assigns, at its address at 350 South Beverly Drive, Suite 200, Beverly Hills, California 90212, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of SIXTEEN MILLION DOLLARS ($16,000,000), or such lesser or greater principal amount as may be from time to time outstanding pursuant to the Credit Agreement (as hereinafter defined) with respect to the Revolving Loan.

                  Capitalized terms or matters of construction defined or established in Annex A to the Debtor in Possession Credit Agreement of even date herewith by and among Borrowers, the other Credit Parties party thereto, and Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") shall be applied herein as defined or established therein. This Revolving Note ("Note") is issued pursuant to the Credit Agreement, is the "Revolving Note" referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which a reference is hereby made for a statement of all of the terms and conditions under which the Revolving Loan is made and is to be repaid. All of the terms, covenants and conditions of the Credit Agreement and all other Instruments evidencing or securing the Indebtedness hereunder, including the Loan Documents, are hereby made a part of this Note and are deemed incorporated herein in full. The date and amount of each Revolving Credit Advance made by Lender to any Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof shall be recorded by Lender on its books and records; provided, that the failure by Lender to make any such recordation shall not affect the obligations of any Borrower to make payment when due of any amount owing under the Loan Documents in respect of the Revolving Credit Advances made by Lender to any Borrower.

                  The principal amount of the Indebtedness from time to time evidenced hereby may be repaid and reborrowed and shall be payable in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on the Commitment Termination Date. Interest on the outstanding principal amount of this Note shall be paid until such principal amount is paid in full at such rates of interest, including the Default Rate, if applicable, and at such times as are specified in the Credit Agreement.

                  Except as otherwise provided in the Credit Agreement, if any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon the occurrence and during the continuance of an Event of Default, this Note may, without demand, notice or legal process of any kind, except as otherwise provided in the Credit Agreement, be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Credit Agreement may become without declaration, due and payable.

                  Time is of the essence of this Note. To the fullest extent permitted by applicable law, each Borrower waives presentment, demand, protest, and notice of nonpayment and protest.

                  Except as provided in the Credit Agreement, this Note may not be assigned by any Borrower to any Person.

                  THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                  ORS 41.580 DISCLOSURE: "UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE

MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE
ENFORCEABLE."

"Borrowers"

TREESOURCE INDUSTRIES, INC., Debtor and Debtor in Possession
TREESOURCE, INC., Debtor and Debtor in Possession
BURKE LUMBER CO., Debtor and Debtor in Possession
CENTRAL POINT LUMBER CO., Debtor and Debtor in Possession
GLIDE LUMBER PRODUCTS CO., Debtor and Debtor in Possession
MORTON FOREST PRODUCTS CO., Debtor and Debtor in Possession
NORTH POWDER LUMBER CO., Debtor and Debtor in Possession
PACIFIC HARDWOODS-SOUTH BEND CO., Debtor and Debtor in Possession
SPANAWAY LUMBER CO., Debtor and Debtor in Possession
TRASK RIVER LUMBER CO., Debtor and Debtor in Possession
TUMWATER LUMBER CO., Debtor and Debtor in Possession
WESTERN TIMBER CO., Debtor and Debtor in Possession


By:
   -----------------------------
         Jess R. Drake
         President

                               SECURITY AGREEMENT
                               ------------------

                  THIS SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of October 5, 1999, is made by TREESOURCE INDUSTRIES, INC., an Oregon corporation, ("TreeSource"), TREESOURCE, INC., an Oregon corporation ("TI"), BURKE LUMBER CO., an Oregon corporation ("Burke"), CENTRAL POINT LUMBER CO., an Oregon corporation ("Central"), GLIDE LUMBER PRODUCTS CO., an Oregon corporation ("Glide"), MORTON FOREST PRODUCTS CO., a Washington corporation ("Morton"), NORTH POWDER LUMBER CO., an Oregon corporation ("North Powder"), PACIFIC HARDWOODS-SOUTH BEND CO., a Washington corporation ("Pacific Hard"), SPANAWAY LUMBER CO., a Washington corporation ("Spanaway"), TRASK RIVER LUMBER CO., an Oregon corporation ("Trask"), TUMWATER LUMBER CO., a Washington corporation ("Tumwater"), and WESTERN TIMBER CO., an Oregon corporation ("Western") (TreeSource, TI, Burke Central, Glide, Morton, North Powder, Pacific Hard, Spanaway, Trask, Tumwater, and Western, each as a Debtor and Debtor in Possession, are collectively referred to herein as "Grantors" and each individually as a "Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as lender ("Lender").

                                    RECITALS
                                    --------

                  A. Pursuant to that certain Debtor in Possession Credit Agreement of even date herewith by and among Grantors and Lender (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), Lender has agreed to extend certain financial accommodations to or for the direct or indirect benefit of Grantors.

                  B. In order to induce Lender to enter into the Credit Agreement and the other Loan Documents and to induce Lender to extend the financial accommodations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral to secure the Obligations (each as hereinafter defined). These recitals shall be construed as part of this Security Agreement.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Lender agree as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, shall have the meanings provided for by the Code to the extent the same are used or defined therein.

                  2.       GRANT OF LIEN.

                           (a)  To  secure  the  prompt  and  complete  payment,
performance and observance of all of the Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender, in accordance with Section 364(c) and (d) of the Bankruptcy Code, a Lien upon all of its right, title and interest in, to and under the following prepetition and postpetition assets of such Grantor and such Grantor's estate, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade names, styles or derivations of such Grantor), and whether owned by or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"):

                       (i)     all Accounts;

                       (ii)    all Chattel Paper;

                       (iii)   all Contracts;

                       (iv)    all Documents;

                       (v)     all Equipment;

                       (vi)    all Fixtures;

                       (vii)   all Forest Products;

                       (viii)  all General Intangibles;

                       (ix)    all Goods;

                       (x)     all Instruments and letters of credit;

                       (xi)    all Inventory;

                       (xii)   all Investment Property;

                       (xiii) all Borrower Accounts, all Lock Boxes, all Concentration Accounts, all Disbursement Accounts, and all other deposit and other bank accounts and all deposits therein;

                       (xiv) all money, cash or cash equivalents of any Grantor; and to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Notwithstanding anything to the contrary contained in this Security Agreement, the "Collateral" shall not include any Grantor's Avoidance Actions or the proceeds thereof.

                           (b) In  addition,  to secure the prompt and  complete
payment, performance and observance of the Obligations and in order to induce Lender as aforesaid, each Grantor hereby grants to Lender a right of setoff against the property of such Grantor held by Lender, including all property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Lender, for any purpose, (including safekeeping, collection or pledge), for the account of such Grantor, or as to which such Grantor may have any right or power.

                           (c)  The  Liens  granted  by  Grantors  hereunder  or
pursuant to any other Loan Document shall be automatically perfected upon entry of the Interim Order, or, if the Interim Order is not entered, upon the entry of the Final Order, without the requirement of any further filings, notices, recordings or actions of any kind by Lender, any Grantor, or any other Person.

                           (d) The priority of Lender's  Liens on the Collateral
of  Grantors  shall be set forth in the  Interim  Order,  if any,  and the Final
Order.

                  3.       LENDER'S RIGHTS; LIMITATIONS ON LENDER'S OBLIGATIONS.

                           (a) It is  expressly  agreed  by each  Grantor  that,
anything herein to the contrary notwithstanding, and except as otherwise permitted by the Bankruptcy Code, such Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Lender shall not have any obligation or liability under any such Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Lender of any payment relating to any such Contract or License pursuant hereto. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any such Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                           (b)  Lender  may,  at any time  after a Default or an
Event of Default shall have occurred and be continuing, upon approval of the Bankruptcy Court, notify Account Debtors of such Grantor, parties to the Contracts of such Grantor and obligors in respect of Instruments and Chattel Paper of such Grantor, that the Accounts of such Grantor and the right, title and interest of such Grantor in, to and under such Contracts, Instruments and Chattel Paper have been assigned to Lender, and that payments shall be made directly to Lender. Upon the request of Lender, each Grantor shall so notify such Account Debtors, parties to such Contracts and obligors in respect of such Instruments and Chattel Paper.

                           (c) Without  notice to or approval by the  Bankruptcy
Court, Lender may at any time in Lender's own name or in the name of any Grantor communicate with Account Debtors of such Grantor, parties to Contracts of such Grantor, and obligors in respect of Instruments or Chattel Paper of such Grantor to verify with such Persons, to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If a Default or an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Lender at any time and from time to time promptly upon Lender's request, the following reports with respect to such Grantor: (i) a reconciliation of all Accounts of such Grantor; (ii) an aging of all such Accounts; (iii) trial balances of such Accounts; and (iv) test verifications of such Accounts as Lender may request. Each Grantor, at its own expense, shall deliver to Lender the results of each physical verification, if any, that such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

                  4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

                           (a) Ownership of Collateral. Such Grantor is the sole
owner of each item of the Collateral upon which it purports to grant a Lien hereunder, and has good and marketable title thereto free and clear of any and all Liens other than Permitted Encumbrances.

                           (b)  Filings.   No  effective   security   agreement,
financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by such Grantor in favor of Lender pursuant to this Security Agreement or the other Loan Documents, or (ii) in connection with any other Permitted Encumbrances.

                           (c) Liens.  This  Security  Agreement is effective to
create a valid and continuing Lien upon the Collateral. The priority of such Lien with respect to the Collateral of such Grantor is set forth in the Interim Order, if any, and the Final Order. Such Lien will at all times be senior to the rights of any Grantor and any successor trustee or estate representative in the Chapter 11 Case or any subsequent case or proceedings under the Bankruptcy Code. Further, any Lien upon the Collateral that is avoided or otherwise preserved for the benefit of any Grantor?s estate under Section 551 of the Bankruptcy Code will be subordinate to the Lien of Lender upon the Collateral.

                           (d)   Instruments.   Schedule  I  hereto   lists  all
Instruments (other than checks received in the ordinary course of business), letters of credit and Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Lien in favor of Lender on each item set forth in Schedule I (including the delivery of all originals thereof to Lender and the legending of all such Chattel Paper as required by
Section 5(b) hereof) has been duly taken. The Lien in favor of Lender on the Collateral listed in Schedule I hereto is enforceable as such against any and all creditors of and purchasers from such Grantor. Such Grantor shall, upon obtaining ownership of any additional Instruments (other than checks received in the ordinary course of business), letters of credit or Chattel Paper, promptly (and in any event within three Business Days) deliver to Lender all such additional Instruments or Chattel Paper duly endorsed and all such letters of credit.

                           (e) Locations of  Collateral.  Such  Grantor's  chief
executive office, principal place of business, corporate offices, all warehouses and premises where any item of Collateral is stored or located, and the locations of all of its books and records concerning the Collateral are set forth in Disclosure Schedule (3.2) to the Credit Agreement.

                           (f)  Accounts.  With  respect to any  Account of such
Grantor that is reported as an "Eligible Account," except as specifically disclosed on the most recent Collateral Report delivered to Lender (i) such Account represents a bona fide sale of Inventory or rendering of services to the applicable Account Debtor in the ordinary course of such Grantor's business and is not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has made no agreement with the applicable Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of such Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Lender; (iii) to such Grantor's knowledge, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports delivered to Lender with respect thereto; (iv) such Grantor has received no notice of proceedings or actions that are threatened or pending against the applicable Account Debtor that might result in any adverse change in such Account Debtor's financial condition; and (v) such Grantor has no knowledge that the applicable Account Debtor is unable generally to pay its debts as they become due. In addition, with respect to any Account of such Grantor that is reported as an "Eligible Account," (A) the amounts reflected on all records, invoices, statements and Collateral Reports that may be delivered to the Lender with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (B) no payments have been or shall be made thereon after the Closing Date except payments made in accordance with the requirements of Annex C to the Credit Agreement; and (C) to such Grantor's knowledge, the applicable Account Debtor has the capacity to contract.

                           (g) Inventory.  With respect to any Inventory of such
Grantor that is reported as "Eligible Inventory," except as specifically disclosed on the most recent Collateral Report delivered to Lender, (i) such Inventory is located at one of such Grantor's locations set forth in Disclosure Schedule (3.2) to the Credit Agreement, (ii) such Inventory is not now, nor shall at any time or times hereafter be stored at any other location without Lender's prior written consent, and if Lender provides such consent, such Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord or mortgagee agreements, as applicable, (iii) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for the Lien granted to Lender and except for Permitted Encumbrances, (iv) such Inventory is of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition of such Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any Contract or agreement to which such Grantor is a party or to which such Inventory is subject.

                           (h) Intellectual  Property  Collateral.  Such Grantor
has no interest in, or title to, any License, Patent, Trademark or Copyright except as set forth in Schedule II hereto. This Security Agreement is effective to create a valid and continuing Lien upon the Intellectual Property of such Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Lender in each item set forth in Schedule II hereto has been duly taken; and such Lien is enforceable as such against any and all creditors of and purchasers from such Grantor.

                           (i) Survival.  The representations and warranties set
forth in this Section 4 shall survive the execution and delivery of this Security Agreement.

                  5. COVENANTS. Each Grantor covenants and agrees with Lender that from and after the date of this Security Agreement and until the Termination Date:

                           (a) Further Assurances; Pledge of Instruments. At any
time and from time to time, upon the written request of Lender and at the sole expense of such Grantor, and without any requirement of notice t or approval of the Bankruptcy Court, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Lender of any License or Contract held by such Grantor or in which such Grantor has any rights not heretofore assigned,
(ii) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document, (iii) transferring Collateral to Lender's possession if such Collateral consists of Chattel Paper, Instruments or letters of credit or if a Lien on such Collateral can be perfected only by possession, or if otherwise requested by Lender, and
(iv) obtaining, or using its best efforts to obtain, a Control Letter from any issuer or securities intermediary with respect to Investment Property of such Grantor, and (v) obtaining, or using its best efforts to obtain, waivers of Liens, if any exist, from landlords and mortgagees in accordance with the Credit Agreement. Such Grantor also hereby authorizes Lender to file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Lender immediately upon such Grantor's receipt thereof and promptly delivered to Lender.

                           (b)  Maintenance  of Books and Records.  Such Grantor
shall keep and
maintain, at its own cost and expense, satisfactory and complete records of each item of Collateral to which it purports to grant a Lien hereunder, including a record of any and all payments received and any and all credits granted with respect to each such item of Collateral and all other dealings with respect to each such item of Collateral. Such Grantor shall mark its books and records pertaining to each such item of Collateral to evidence this Security Agreement and the Liens granted hereby. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Lender."

                 (c) Covenants Regarding Intellectual Property.

                               (i) Such Grantor shall notify Lender immediately if it knows or has reason to know (A) that any application or registration relating to any of its Licenses, Patents, Trademarks or Copyrights may become abandoned or dedicated, or (B) of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any such License, Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                               (ii) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Lender prior written notice thereof, and, upon request of Lender, such Grantor shall execute and deliver any and all security documents as Lender may request, including the Patent, Trademark and Copyright Security Agreement, to evidence Lender's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

                               (iii) Such Grantor shall take all actions deemed necessary by such Grantor or requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                               (iv) In the event that any of such Grantor's
         Intellectual Property is infringed upon, or misappropriated or diluted by a third party, such Grantor shall notify Lender promptly after such Grantor learns thereof. Such Grantor shall, unless such Grantor shall reasonably determine that such Intellectual Property is in no way material to the conduct of its business or operations, promptly sue for, and seek recovery of any and all damages resulting from, such infringement, misappropriation or dilution, and shall take such other actions as Lender shall deem appropriate under the circumstances to protect such Intellectual Property.

                           (d)  Indemnification.  In  any  suit,  proceeding  or
action brought by Lender relating to any Account, Chattel Paper, Contract, Document, General Intangible, Investment Property or Instrument of such Grantor for any sum owing thereunder or to enforce any provision of any such Account, Chattel Paper, Contract, Document, General Intangible, Investment Property or Instrument, such Grantor shall save, indemnify and keep Lender harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. All such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against Lender.

                           (e) Compliance with Terms of Accounts, etc. In all
material respects, except as permitted by the Bankruptcy Code, such Grantor shall perform and comply with all obligations in respect of its Accounts, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound relating to the Collateral.

                           (f) Limitation on Liens on  Collateral.  Such Grantor
shall not create, permit or suffer to exist, and such Grantor shall defend the Collateral against, and take such other action as is necessary to remove, any Lien upon the Collateral except Permitted Encumbrances, and shall defend the right, title and interest of Lender in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons.

                           (g)  Limitations on  Disposition.  Such Grantor shall
not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

                           (h)  Further   Identification  of  Collateral.   Such
Grantor shall, if so requested by Lender, furnish to Lender, as often as Lender requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in such detail as Lender may specify.

                           (i)  Notices.   Such  Grantor   shall  advise  Lender
promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event that would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

                  6.       LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT.

                           On the Closing  Date each Grantor  shall  execute and
deliver to Lender a
power of attorney (each, a "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under each Power of Attorney are solely to protect Lender's Liens upon and interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender agrees that (a) it shall not exercise any power or authority granted under any Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Lender shall account for any moneys received by Lender in respect of any foreclosure on or disposition of any of the Collateral pursuant to any Power of Attorney; provided, that, except as set forth in Section 9, Lender shall have no duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                  7.       REMEDIES; RIGHTS UPON DEFAULT.

                           (a) If any Event of Default  shall have  occurred and
be continuing, Lender may exercise, upon approval by the Bankruptcy Court:

                               (i) In addition to all other  rights and remedies
granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, Lender may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified in clause (ii) below of the time and place of any public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may immediately enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Lender's claim or action, and without paying rent to such Grantor, and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, or at any exchange, at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such sales at such time or times as Lender deems necessary or advisable.

                               (ii) Each Grantor further agrees, at Lender's
request, to assemble the Collateral and make it available to Lender at places that Lender shall select, whether at such Grantor's premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Lender. Lender shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender's remedies, with respect to such appointment, without prior notice or hearing. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten days' prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by Lender to collect such deficiency.

                           (b) Except as otherwise specifically provided herein,
each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                  8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Lender to exercise its rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time or times as Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lender, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property of such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

                  9. LIMITATION ON LENDER'S DUTY IN RESPECT OF COLLATERAL. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

                  10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any Chapter 11 Case be dismissed, converted to a case under chapter 7 of the Bankruptcy Code or substantively consolidated with any other bankruptcy case, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

                  12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of Lender and Grantors with respect to the matters referred to herein and therein.

                  13. NO WAIVER; CUMULATIVE REMEDIES. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Lender would otherwise have on any future occasion. No failure by Lender to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and Grantors.

                  14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they do not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  15. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

                  16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any trustee or other estate representative appointed in such Grantor's Chapter 11 Case or any subsequent bankruptcy case) and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of any Instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or Instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Lender hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

                  17. COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  18. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISION THEREOF), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT FOR THE WESTERN DISTRICT OF WASHINGTON SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GRANTORS AND LENDER PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR

THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. SERVICE OF PROCESS ON ANY GRANTOR OR ANY LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF SENT TO SUCH PARTY BY CERTIFIED OR REGISTERED MAIL AT ITS ADDRESS LISTED IN ANNEX H TO THE CREDIT AGREEMENT.

                  19. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATED HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, AMONG LENDER AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                  20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

                  22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement (and, specifically, the provisions of Sections 18 and 19) with its counsel.

                  23. STATUTE OF FRAUDS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

"Grantors"

TREESOURCE INDUSTRIES, INC., Debtor and Debtor in Possession TREESOURCE, INC., Debtor and Debtor in Possession BURKE LUMBER CO., Debtor and Debtor in Possession CENTRAL POINT LUMBER CO., Debtor and Debtor in Possession GLIDE LUMBER PRODUCTS CO., Debtor and Debtor in Possession MORTON FOREST PRODUCTS CO., Debtor and Debtor in Possession NORTH POWDER LUMBER CO., Debtor and Debtor in Possession PACIFIC HARDWOODS-SOUTH BEND CO., Debtor and Debtor in Possession SPANAWAY LUMBER CO., Debtor and Debtor in Possession TRASK RIVER LUMBER CO., Debtor and Debtor in Possession TUMWATER LUMBER CO., Debtor and Debtor in Possession WESTERN TIMBER CO., Debtor and Debtor in Possession


By:
   --------------------------
         Jess R. Drake
         President


"Lender"

GENERAL ELECTRIC CAPITAL
CORPORATION


By:
   --------------------------
         John Crawford
         Duly Authorized Signatory

                                   SCHEDULE I
                                       to
                               SECURITY AGREEMENT


                                   INSTRUMENTS
                                       AND
                                  CHATTEL PAPER



                        [to be completed by each Grantor]

                                   SCHEDULE II
                                       to
                               SECURITY AGREEMENT


                       Patents, Trademarks and Copyrights



                        [to be completed by each Grantor]

                                    EXHIBIT A

                                POWER OF ATTORNEY

                  This Power of Attorney is executed and delivered by
                       , a                 corporation, as Debtor and Debtor in
Possession ("Grantor"), to General Electric Capital Corporation, a New York corporation (hereinafter referred to as "Attorney"), as Lender, pursuant to that
certain Debtor in Possession Credit Agreement dated as of October   ,1999 (as
the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), and the other Loan Documents (as defined in the Credit Agreement). Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein. No Person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any Person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or cancelled by Grantor without Attorney's written consent.

                  Subject to the limitations set forth in Sections 6 and 7(a) of the Security Agreement, the terms of which are incorporated herein by this reference, Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and Instruments that may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, upon approval of the Bankruptcy Court and without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any Taxes, Liens, or other encumbrances levied or placed on or threatened against Grantor or its property;
(d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any property of Grantor, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (i) a reconciliation of all its Accounts, (ii) an aging of all such Accounts, (iii) trial balances, (iv) test verifications of such Accounts as Attorney may request, and (v) the results of each physical verification of its Inventory; (h) communicate in its own name with any party to any Contract of Grantor with regard to the assignment of the right, title and interest of such Grantor in, to and under such Contract and other matters relating thereto; (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes; and (j) do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority
of its board of directors this     day of October, 1999.

[Grantor]

By:
   --------------------------

Title:
     ------------------------

   [Notarization in appropriate form for the state of execution is required.]

                                PLEDGE AGREEMENT
                                ----------------

                  THIS PLEDGE AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement") dated as of October 5, 1999, is made by TREESOURCE INDUSTRIES, INC., an Oregon corporation ("TreeSource"), TREESOURCE, INC., an Oregon corporation ("TI"), BURKE LUMBER CO., an Oregon corporation ("Burke"), CENTRAL POINT LUMBER CO., an Oregon corporation ("Central"), GLIDE LUMBER PRODUCTS CO., an Oregon corporation ("Glide"), MORTON FOREST PRODUCTS CO., a Washington corporation ("Morton"), NORTH POWDER LUMBER CO., an Oregon corporation ("North Powder"), PACIFIC HARDWOODS-SOUTH BEND CO., a Washington corporation ("Pacific Hard"), SPANAWAY LUMBER CO., a Washington corporation ("Spanaway"), TRASK RIVER LUMBER CO., an Oregon corporation ("Trask"), TUMWATER LUMBER CO., a Washington corporation ("Tumwater"), and WESTERN TIMBER CO., an Oregon corporation ("Western") (TreeSource, TI, Burke, Central, Glide, Morton, North Powder, Pacific Hard, Spanaway, Trask, Tumwater, and Western each as a Debtor and Debtor in Possession, are collectively referred to herein as "Pledgors" and each individually as a "Pledgor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as lender ("Lender").

                                    RECITALS
                                    --------

                  A. Pursuant to that certain Debtor in Possession Credit Agreement of even date herewith by and among Pledgors and Lender (including all annexes, exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), Lender has agreed to extend certain financial accommodations to or for the direct or indirect benefit of Pledgors.

                  B. Each Pledgor is the record and beneficial owner of the shares of Stock listed as owned by it in Part A of Schedule I hereto and the owner of the promissory notes and other Instruments and the beneficiary of the letters of credit listed as held by it in Part B of Schedule I hereto.

                  C. Each Pledgor is either a direct or indirect beneficiary of the credit facilities made available to Borrowers under the Credit Agreement.

                  D. In order to induce Lender to extend the financial accommodations as provided for in the Credit Agreement, each Pledgor has agreed to pledge the Pledged Collateral as hereinafter defined to Lender in accordance herewith. These recitals shall be construed as part of this Agreement.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and Lender agree as follows:

                  1. Definitions. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein, and the following terms shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                           "Pledged Collateral" shall have the meaning assigned
to it in Section 2; provided, that in no event shall the Pledged collateral include the Stock of Burke, Midway, Pacific Soft, Philomath or Sedro.

                           "Pledged Entity" shall mean an issuer of Pledged
Shares or Pledged Indebtedness.

                           "Pledged Indebtedness" shall mean the Indebtedness
evidenced by the promissory notes, other Instruments and letters of credit listed on Part B of Schedule I.

                           "Pledged Shares" shall mean those shares of Stock
listed in Part A of Schedule I.

                           "Secured Obligations" shall have the meaning assigned
to it in Section 3.

                  2. Pledge. As security for the payment and performance of the Obligations as provided in Section 3 below, each Pledgor hereby pledges and grants to Lender in accordance with Section 364(c) and (d) of the Bankruptcy Code a Lien on all of the following prepetition and postpetition assets of such Pledgor or such Pledgor's estate (collectively, the "Pledged Collateral"):

                           (a) except for the Stock of Burke, Midway, Pacific
Soft, Philomath and Sedro, the Pledged Shares owned by it and the certificates representing such Pledged Shares, and all dividends, distributions, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                           (b) such portion, as determined by Lender as provided
in Section 6(d), of any additional shares of Stock of a Pledged Entity from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares owned by such Pledgor), and the certificates representing such additional shares, and all dividends, distributions, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock;

                           (c) the Pledged Indebtedness held by it and the
promissory notes, other Instruments and letters of credit evidencing such Pledged Indebtedness, and all interest, cash, Instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of such Pledged Indebtedness; and

                           (d) all additional Indebtedness arising after the
date hereof and owing to such Pledgor and evidenced by promissory notes, other Instruments or letters of credit, together with such promissory notes, Instruments and letters of credit, and all interest, cash, Instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of such Pledged Indebtedness.

                  3.       Security for Obligations.

                           (a) This Agreement secures, and the Pledged
Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, including all obligations of any Pledgor now or hereafter existing under this Agreement, together with all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").

                           (b) The Liens granted by Pledgors hereunder or
pursuant to any other Loan Document shall be automatically perfected upon entry of the Interim Order, or, if the Interim Order is not entered, upon the entry of the Final Order, without the requirement of any further filings, notices, recordings or actions of any kind by Lender, any Pledgor, or any other Person.

                           (c) The priority of Lender's Liens on the Pledged
Collateral of Pledgors shall be set forth in the Interim Order, if any, and the Final Order.

                  4. Delivery of Pledged Collateral. Notwithstanding anything to the contrary set forth herein, the parties hereto acknowledge and agree that (a) Prepetition Lenders (or their designee) are holding all the Pledged Collateral to secure the obligations owing to such Prepetition Lenders, and (b) pursuant to the terms of the Interim Order and the Final Order, Prepetition Lenders (or their designee) shall be deemed to act as "bailee in possession" or "pledgeholder" for Lender with respect to the Pledged Collateral for the purposes of perfection, and the priority of Lender's and Prepetition Lenders' Lien upon such Pledged Collateral shall be governed by the terms of the Interim Order and the Final Order.

                  5. Representations and Warranties. Each Pledgor represents and warrants to Lender that:

                           (a) (i) Such Pledgor is, and at the time of delivery
of the Pledged Shares owned by it to Lender will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by it free and clear of any Lien thereon or affecting the title thereto, except for any Lien
(A) created by this Agreement or the other Loan Documents, or (B) in favor of Prepetition Lenders, and (ii) such Pledgor is, and at the time of delivery of the Pledged Indebtedness held by it to Lender will be, the sole owner and holder of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien (A) created by this Agreement or the other Loan Documents, or (B) in favor of Prepetition Lenders.

                           (b) (i) All of the Pledged Shares owned by such
Pledgor have been duly authorized, validly issued and are fully paid and nonassessable, and (ii) the Pledged Indebtedness held by such Pledgor has been duly authorized, authenticated or issued and delivered by, and constitutes the legal, valid and binding obligation of, each Pledged Entity issuing same, and no such Pledged Entity is in default thereunder.

                           (c) Such Pledgor has the right and requisite
authority to pledge, assign,
transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Lender as provided herein.

                           (d) None of the Pledged Shares or Pledged
Indebtedness owned or held by such Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                           (e) Such Pledgor is the sole owner of the Pledged
Shares pledged by it hereunder and such Pledged Shares are presently represented by the certificates listed in Part A of Schedule I. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares pledged by such Pledgor hereunder.

                           (f) Except as otherwise set forth in Section 4, no
consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (other than, with respect to clause (i), the Bankruptcy Court) (i) for the pledge by such Pledgor of the Pledged Collateral owned or held by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor, or (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of such Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                           (g) The pledge, assignment and delivery of the
Pledged Collateral owned or held by it pursuant to this Agreement will create a valid Lien in favor of Lender upon such Pledged Collateral and the Proceeds thereof, securing the payment of the Secured Obligations. The priority of such Lien with respect to the Pledged Collateral of such Pledgor is set forth in the Interim Order, if any, and the Final Order. Such Lien will at all times be senior to the rights of any Pledgor and any successor trustee or estate representative in the Chapter 11 Case or any subsequent case or proceedings under the Bankruptcy Code. Further, any Lien upon the Pledged Collateral that is avoided or otherwise preserved for the benefit of any Pledgor?s estate under
Section 551 of the Bankruptcy Code will be subordinate to the Lien of Lender upon the Pledged Collateral.

                           (h) This Agreement has been duly authorized, executed
and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms.

                           (i) The Pledged Shares constitute 100% of the issued
and outstanding shares of Stock of each Pledged Entity.

                           (j) Except as disclosed in Part B of Schedule I, none
of the Pledged Indebtedness held by such Pledgor is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

                  The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

                  6. Covenants. Each Pledgor covenants and agrees that until the Termination Date:

                           (a) Without the prior written consent of Lender, such
Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to any Pledged Collateral owned or held by it, or any unpaid dividends, interest or other distributions or payments with respect to such Pledged Collateral, or grant a Lien on such Pledged Collateral, except as otherwise expressly permitted by the Credit Agreement;

                           (b) Such Pledgor will, at its expense, promptly
execute, acknowledge and deliver all such Instruments and deliver letters of credit and take all such actions as Lender from time to time may request in order to ensure to Lender the benefits of the Liens upon the Pledged Collateral owned or held by it intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Lender with or (to the extent permitted by law) without the signature of such Pledgor, and will cooperate with Lender, at such Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of such Pledged Collateral;

                           (c) Such Pledgor has and will defend the title to the
Pledged Collateral owned or held by it and the Liens of Lender in such Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

                           (d) Such Pledgor will, upon obtaining ownership of
any additional Stock, promissory notes or other Instruments or letters of credit of a Pledged Entity or Stock, promissory notes or other Instruments or letters of credit otherwise required to be pledged to Lender pursuant to any of the Loan Documents that does not already constitute Pledged Collateral hereunder, promptly (and in any event within three Business Days after it acquires any such additional Stock, notes or other Instruments or letters of credit) deliver to Lender a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II (each, a "Pledge Amendment"), in respect of any such additional Stock, notes or other Instruments or letters of credit, pursuant to which such Pledgor shall pledge to Lender all of such additional Stock, notes and other Instruments and letters of credit. Such Pledgor hereby authorizes Lender to attach each such Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed in any such Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Pledged Collateral.

                  7. Pledgor's Rights. So long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to any Pledgor in accordance with Section 8(a):

                           (a) Each Pledgor shall have the right, from time to
time, to vote and give consents with respect to the Pledged Collateral pledged by it hereunder or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, that no vote shall be cast, and no consent shall be given or action taken, that would have the effect of impairing the position or interest of Lender in respect of the Pledged Collateral or that would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                               (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                               (ii) the consolidation or merger of a Pledged Entity with any other Person;

                               (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Lender;

                               (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

                               (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity.

                           (b) Each Pledgor shall be entitled, from time to
time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness pledged by it hereunder to the extent not in violation of the Credit Agreement, except for any and all: (i) dividends and interest paid or payable other than in cash in respect of any such Pledged Collateral, Instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Pledged Collateral; (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any such Pledged Collateral; provided, that until actually paid all rights to such distributions shall remain subject to the Lien in favor of Lender created by this Agreement and the other Loan Documents.

                           (c) All dividends and interest (other than such cash
dividends and interest as are permitted to be paid to each Pledgor in accordance with clause (b) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary indorsements).

                  8.       Defaults and Remedies; Proxy.

                           (a) Upon the occurrence and during the continuation
of any Event of Default, and upon approval by the Bankruptcy Court, Lender (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral pledged by such Pledgor hereunder, to exchange certificates or Instruments representing or evidencing such Pledged Collateral for certificates or Instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice such Pledgor agrees is commercially reasonable) the whole or any part of such Pledged Collateral and to otherwise act with respect to such Pledged Collateral as though Lender were the outright owner thereof. Any sale shall be made at a public or private sale at Lender's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Lender may deem fair, and Lender may be the purchaser of the whole or any part of such Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale that, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender. EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL PLEDGED BY SUCH PLEDGOR HEREUNDER, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES OF SUCH PLEDGOR, THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF SUCH PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND UPON APPROVAL OF THE BANKRUPTCY COURT. NOTWITHSTANDING THE FOREGOING, LENDER SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

                           (b) If, at the original time or times appointed for
the sale of the whole or any part of the Pledged Collateral pledged by any Pledgor hereunder, (i) the highest bid, if there is but one sale, shall be inadequate to discharge in full all the Secured Obligations, or (ii) such Pledged Collateral is offered for sale in lots, the highest bid for the lot offered for sale at any of such sales would indicate to Lender, in its discretion, that the proceeds of the sales of the whole of such Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, then Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after ten days' notice to such Pledgor.

                           (c) If, following the occurrence and during the
continuance of an Event of Default, Lender in its sole discretion determines that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act (or any similar statute), then each Pledgor shall, in an expeditious manner, cause the Pledged Entity that issued Pledged Collateral owned or held by it to:

                               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares owned by it and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

                               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Lender shall desire to sell or otherwise dispose of such Pledged Shares;

                               (iii) Furnish to Lender such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Lender may request in order to facilitate the public sale or other disposition by Lender of the Pledged Shares owned by it;

                               (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Lender shall request, and do such other reasonable acts and things as may be required of it to enable Lender to consummate the public sale or other disposition by Lender in such jurisdictions of such Pledged Shares by Lender;

                               (v) Furnish, at the request of Lender, on the date that Pledged Shares owned or held by it are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event such Pledged Shares are not being sold through underwriters, then to Lender, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event such Pledged Shares are not being sold through underwriters, then to Lender, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Lender shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Lender may reasonably request. The comfort letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Lender may reasonably request; and

                               (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of such registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                           (d) All expenses incurred in complying with Section
8(c), including all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Lender, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by Pledgors.

                           (e) If, at any time when Lender shall determine to
exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and
(iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                               (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                               (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                               (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person's access to financial information about such Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                               (iv) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Securities Act and all applicable state securities laws.

                           (f) Each Pledgor recognizes that Lender may be unable
to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above. Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable Pledged Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor owning or holding such Pledged Collateral and the Pledged Entity would agree to do so.

                           (g) Each Pledgor agrees to the maximum extent
permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power or remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies. No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand that may be given to or made upon any Pledgor by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.

                           (h) Each Pledgor further agrees that a breach of any
of the covenants contained in this Section 8 will cause irreparable injury to Lender, that Lender shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against such Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and Instruments governing and evidencing the Secured Obligations.

                  9. Waiver. No delay on Lender's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand that may be given to or made upon any Pledgor by Lender with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Lender's rights as against any Pledgor in any respect.

                  10. Assignment. Lender may assign, indorse or transfer any Instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such Instrument shall be entitled to the benefits of this Agreement.

                  11. Termination. Immediately following the Termination Date, Lender shall deliver to each Pledgor (as the case may be) the Pledged Collateral pledged by such Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens created in favor of Lender under this Agreement and the other Loan Documents and, except as otherwise provided herein, all of such Pledgor's obligations hereunder shall at such time terminate.

                  12. Lien Absolute. All rights of Lender hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

                           (a) any lack of validity or enforceability of the
Credit Agreement, any other Loan Document or any other agreement or Instrument governing or evidencing any Secured Obligations;

                           (b) any change in the time, manner or place of
payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or Instrument governing or evidencing any Secured Obligations;

                           (c) any exchange, release or non-perfection of any
other Collateral or any release or amendment or waiver of, or consent to departure from any guaranty for, all or any of the Secured Obligations;

                           (d) the insolvency of any Pledgor; or

                           (e) any other circumstance that might otherwise
constitute a defense available to, or a discharge of, such Pledgor.

                  13. Release. Each Pledgor consents and agrees that Lender may at any time, or from time to time, in its discretion:

                           (a) renew, extend or change the time of payment of,
or the manner, place or terms of payment of, all or any part of the Secured Obligations; and

                           (b) exchange, release or surrender all or any of the
Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, that is now or may hereafter be held by Lender in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Lender may deem proper, and without notice to or further assent from such Pledgor, it being hereby agreed that such Pledgor shall be and remain bound by this Agreement irrespective of the value or condition of any of the Collateral and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement or any other agreement governing any Secured Obligations. Each Pledgor hereby waives notice of acceptance of this Agreement, presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and any delay by Lender in commencing suit against any party hereto or Person liable hereon, and in giving any notice to or of making any claim or demand hereunder upon such Pledgor. No act or omission of any kind on Lender's part shall in any event affect or impair this Agreement.

                  14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any Chapter 11 Case be dismissed, converted to a case under chapter 7 of the Bankruptcy Code or substantively consolidated with any other bankruptcy case, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  15.      Miscellaneous.

                           (a) Lender may execute any of its duties hereunder by
or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                           (b) Each Pledgor agrees to promptly reimburse Lender
for actual out-of-pocket expenses, including reasonable counsel fees, incurred by Lender in connection with the administration and enforcement of this Agreement.

                           (c) Neither Lender nor any of its respective
officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                           (d) THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR
AND ITS SUCCESSORS AND ASSIGNS (INCLUDING ANY TRUSTEE OR ESTATE REPRESENTATIVE APPOINTED IN SUCH PLEDGOR'S CHAPTER 11 CASE OR ANY SUBSEQUENT BANKRUPTCY CASE), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, LENDER AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISION THEREOF), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT FOR THE WESTERN DISTRICT OF WASHINGTON SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PLEDGORS AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, EXCEPT THE REQUIREMENT OF SECTION 8(a) THAT LENDER OBTAIN THE APPROVAL OF THE BANKRUPTCY COURT, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. SERVICE OF PROCESS ON ANY PLEDGOR OR LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF SENT TO SUCH PARTY BY CERTIFIED OR REGISTERED MAIL AT ITS ADDRESS LISTED IN ANNEX H TO THE CREDIT AGREEMENT. NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF LENDER AND EACH PLEDGOR.

                  16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

                  17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

                  18. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

                  20. Benefit of Lenders. All Liens granted or contemplated hereby shall be for the benefit of Lender, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                  21. STATUTE OF FRAUDS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

"Pledgors"

TREESOURCE INDUSTRIES, INC., Debtor and Debtor in Possession
TREESOURCE, INC., Debtor and Debtor in Possession
BURKE LUMBER CO., Debtor and Debtor in Possession
CENTRAL POINT LUMBER CO., Debtor and Debtor in Possession
GLIDE LUMBER PRODUCTS CO., Debtor and Debtor in Possession
MORTON FOREST PRODUCTS CO., Debtor and Debtor in Possession
NORTH POWDER LUMBER CO., Debtor and Debtor in Possession
PACIFIC HARDWOODS-SOUTH BEND CO., Debtor and Debtor in Possession
SPANAWAY LUMBER CO., Debtor and Debtor in Possession
TRASK RIVER LUMBER CO., Debtor and Debtor in Possession
TUMWATER LUMBER CO., Debtor and Debtor in Possession
WESTERN TIMBER CO., Debtor and Debtor in Possession


By:
  --------------------------------
         Jess R. Drake
         President


"Lender"

GENERAL ELECTRIC CAPITAL
CORPORATION


By:
  --------------------------------
         John Crawford
         Duly Authorized Signatory


                                   SCHEDULE I
                                   ----------

                                     PART A
                                     ------

                                 PLEDGED SHARES

---------------------------- ----------------- ------------------- ----------- ---------------

     Pledged Entity               Class         Stock Certificate   Number      Percentage of
                                 of Stock           Number(s)       of Shares    Outstanding
                                                                                   Shares
---------------------------- ----------------- ------------------- ----------- ---------------
                                                                                      100%
---------------------------- ----------------- ------------------- ----------- ---------------
                                                                                      100%
---------------------------- ----------------- ------------------- ----------- ---------------
                                                                                      100%
---------------------------- ----------------- ------------------- ----------- ---------------
                                                                                      100%
---------------------------- ----------------- ------------------- ----------- ---------------
                                                                                      100%
---------------------------- ----------------- ------------------- ----------- ---------------
                                                                                      100%
---------------------------- ----------------- ------------------- ----------- ---------------



                                PART B
                                ------

                         PLEDGED INDEBTEDNESS

------------------------------ ----------------------- ---------------- ---------------- ----------------

      Pledged Entity                  Initial             Issue Date      Maturity Date   Interest Rate
                                  Principal Amount

------------------------------ ----------------------- ---------------- ---------------- ----------------

------------------------------ ----------------------- ---------------- ---------------- ----------------

------------------------------ ----------------------- ---------------- ---------------- ----------------

------------------------------ ----------------------- ---------------- ---------------- ----------------

------------------------------ ----------------------- ---------------- ---------------- ----------------

                                   SCHEDULE II
                                   -----------

                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated as of                 ,     is
delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings assigned thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, other Instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, other Instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement dated as of October 5, 1999 (the "Pledge Agreement"), by and among TreeSource Industries, Inc., TreeSource, Inc., Burke Lumber Co., Central Point Lumber Co., Glide Lumber Products Co., Morton Forest Products Co., North Powder Lumber Co., Pacific Hardwoods-South Bend Co., Spanaway Lumber Co., Trask River Lumber Co., Tumwater Lumber Co., and Western Timber Co., each as a Debtor and Debtor in Possession, as Pledgors, and General Electric Capital Corporation, as Lender, and that the Pledged Shares and Pledged Indebtedness listed in this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Secured Obligations referred to in the Pledge Agreement. The undersigned acknowledges that any promissory notes, other Instruments or shares not included in the Pledged Collateral at the discretion of Lender may not otherwise be pledged by Pledgor to any other Person or otherwise be used as security for any obligations other than the Secured Obligations.

                                    "Pledgor"

                                    -----------------------

                                    By:
                                       -------------------
                                    Name:
                                         ------------------
                                    Title:
                                          -----------------

Name and                              Class of    Certificate   Number
Address of Pledgor   Pledged Entity    Stock      Number(s)     of Shares
------------------   --------------   --------    -----------   ---------




                      Initial        Issue   Maturity
Pledged Entity    Principal Amount   Date    Date       Interest Rate
--------------    ----------------   -----   --------   -------------

               PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
               --------------------------------------------------

                  THIS PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), dated as of October 5, 1999, is made by TREESOURCE INDUSTRIES, INC., an Oregon corporation, ("TreeSource"), TREESOURCE, INC., an Oregon corporation ("TI"), BURKE LUMBER CO., an Oregon corporation ("Burke"), CENTRAL POINT LUMBER CO., an Oregon corporation ("Central"), GLIDE LUMBER PRODUCTS CO., an Oregon corporation ("Glide"), MORTON FOREST PRODUCTS CO., a Washington corporation ("Morton"), NORTH POWDER LUMBER CO., an Oregon corporation ("North Powder"), PACIFIC HARDWOODS-SOUTH BEND CO., a Washington corporation ("Pacific Hard"), SPANAWAY LUMBER CO., a Washington corporation ("Spanaway"), TRASK RIVER LUMBER CO., an Oregon corporation ("Trask"), TUMWATER LUMBER CO., a Washington corporation ("Tumwater"), and Western Timber Co. ("Western") (TreeSource, TI, Burke, Central, Glide, Morton, North Powder, Pacific Hard, Spanaway, Trask, Tumwater, and Western, each as a Debtor and Debtor in Possession are collectively referred to herein as "Grantors" and each individually as a "Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as lender ("Lender").

                                    RECITALS
                                    --------

                  A. Pursuant to that certain Debtor in Possession Credit Agreement of even date herewith by and among Grantors and Lender (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), Lender has agreed to extend certain financial accommodations to or for the direct or indirect benefit of Grantors.

                  B. In order to induce Lender to enter into the Credit Agreement and the other Loan Documents and to induce Lender to extend the financial accommodations as provided for in the Credit Agreement, Grantors have agreed to execute and deliver to Lender that certain Security Agreement of even date herewith made by Grantors in favor of Lender (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement").

                  C. Pursuant to the Security Agreement, Grantors are required to execute and deliver to Lender this Patent, Trademark and Copyright Security Agreement.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Lender hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein. All other undefined terms contained in this Agreement, unless the context indicates otherwise, shall have the meanings provided for by the Code to the extent the same are used or defined therein.

         2. Grant of Security Interest in Intellectual Property Collateral. To secure the prompt and complete payment, performance and observance of all of the Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender in accordance with Section

364(c) and (d) of the Bankruptcy Code a Lien upon all its right, title and interest in, to and under the following prepetition and postpetition assets of such Grantor or such Grantor's estate, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade names, styles or derivations or such Grantor), and whether owned by or consigned by or to, or leased from or to, such Grantor, and regardless of where located (collectively, the "Intellectual Property Collateral"):

                  (a) all of such Grantor's Patents and Patent Licenses to which it is a party, including those referred to in Part A to Schedule I hereto;

                  (b) all of such Grantor's Trademarks and Trademark Licenses to which it is a party, including those referred to in Part B to Schedule I hereto;

                  (c) all of such Grantor's Copyrights and Copyright Licenses to which it is a party, including those referred to in Part C to Schedule I hereto;

                  (d) all Goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing; and

                  (e) all Proceeds of the foregoing, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the foregoing, (ii) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any claim of any Person against third parties for (A) past, present or future infringement of any Patent or Patent License, (B) past, present or future infringement of any Copyright or Copyright License, (C) past, present or future infringement or dilution of any Trademark or Trademark License, or (D) injury to the Goodwill associated with any Trademark or Trademark Licence, (iv) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the foregoing, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, upon disposition or otherwise.

         3. Security Agreement. The Lien granted pursuant to this Agreement is granted in conjunction with the Liens granted to Lender pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the Liens granted under this Agreement are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         4. STATUTE OF FRAUDS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


[Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Patent, Trademark and Copyright Security Agreement as of the date first set forth above.


"Grantors"

TREESOURCE INDUSTRIES, INC., Debtor and Debtor in Possession
TREESOURCE, INC., Debtor and Debtor in Possession
BURKE LUMBER CO., Debtor and Debtor in Possession
CENTRAL POINT LUMBER CO., Debtor and Debtor in Possession
GLIDE LUMBER PRODUCTS CO., Debtor and Debtor in Possession
MORTON FOREST PRODUCTS CO., Debtor and Debtor in Possession
NORTH POWDER LUMBER CO., Debtor and Debtor in Possession
PACIFIC HARDWOODS-SOUTH BEND CO., Debtor and Debtor in Possession
SPANAWAY LUMBER CO., Debtor and Debtor in Possession
TRASK RIVER LUMBER CO., Debtor and Debtor in Possession
TUMWATER LUMBER CO., Debtor and Debtor in Possession
WESTERN TIMBER CO., Debtor and Debtor in Possession


By:
  ------------------------------
         Jess R. Drake
         President



"Lender"

GENERAL ELECTRIC CAPITAL
CORPORATION


By:
  ------------------------------
         John Crawford
         Duly Authorized Signatory

                                   SCHEDULE I
                                   ----------

                                       to
                              PATENT, TRADEMARK AND
                          COPYRIGHT SECURITY AGREEMENT



                        [to be completed by each Grantor]


                                    (PART A)
                                    --------

                                     PATENTS




                                    (PART B)
                                    --------

                                   TRADEMARKS



                                    (PART C)
                                    --------

                                   COPYRIGHTS














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